Exhibit 10.6

Execution Copy

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) made as of the 25th day of March 2022 (the “Effective Date”), between BROOKLYN IMMUNOTHERAPEUTICS LLC (“Assignor”), a Delaware limited liability company, and REGEN LAB USA LLC, a New York limited liability company (“Assignee”).

WHEREAS, BioBAT, Inc. (“Landlord”), as landlord, and IRX Therapeutics, Inc. (“IRX”), as tenant, entered into an Agreement of Lease, dated as of September 28, 2015; as amended by a First Amendment to Lease, dated as of September 28, 2015 by and between IRX and Landlord; as assigned by IRX to Assignor by that certain Assignment and Assumption of Lease dated as of November 6, 2018; as such lease was further amended by that certain Second Amendment to Lease Agreement by and between Assignor and Landlord dated as of July 24, 2019, (as assigned and amended, the “Lease”), with respect to the Premises, located in the Brooklyn Army Terminal, Building A, at 140 58th Street, Brooklyn, New York, as further defined in the Lease (attached hereto as Exhibit A) and as shown on the drawing attached hereto as Exhibit B; and

WHEREAS, Assignor now desires to assign, and Assignee desires to accept all of Assignor’s right, title and interest in and to, and assume all of its obligations under, the Lease;

NOW THEREFORE, in consideration of the recitals above and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	Assumption of Obligations under the Lease.

(a)           Assignment of Lease. Assignor assigns, transfers and sets over to Assignee all of Assignor’s right, title and interest in and to, and all of its obligations under, the Lease.

(b)           Assumption of the Assignor’s Obligations. Assignee hereby: (i) accepts the assignment of the Lease; (ii) assumes all of the obligations, liabilities, covenants and conditions of Assignor as tenant under the Lease; (iii) assumes and agrees to perform and observe all of the obligations, terms, requirements, covenants and conditions to be performed or observed by Assignor under the Lease; and (iv) makes all of the representations and warranties binding upon the Tenant under the Lease; with the same force and effect as if Assignee had executed the Lease originally as Tenant.

(c)	Intentionally Deleted.

(d)         Construing Lease. Nothing herein contained shall be construed to: (i) modify, waive, impair or affect any of the provisions contained in the Lease (except as may be expressly provided herein), (ii) operate as a consent to or approval by LANDLORD of any of the provisions, covenants and conditions of the Private Agreement, as defined below; (iii) operate as a representation or warranty by LANDLORD; (iv) waive any present or future breach of, or default under, the Lease, or any rights of LANDLORD against any person, firm, association or corporation liable or responsible for the performance thereof; or (v) enlarge or increase LANDLORD’s obligations or the Assignee’s rights under the Lease.

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(e)           Full Force and Effect. All provisions of the Lease are hereby declared by the Assignor and Assignee, respectively, to be in full force and effect, including the change in definition set forth in Section 5(a) below.

(f)            Assignor Remains Liable. Notwithstanding this Assignment, Assignor shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions of the Lease on the part of Tenant to be kept, performed and observed.

(g)           Default Applicability. In the event of any default by Assignor or Assignee in the full performance and observance of any of their respective obligations hereunder, or in the event any representation of Assignor or Assignee contained herein should prove to be untrue, such event may, at LANDLORD’s option, be deemed a default under the Lease, and LANDLORD shall have all of the rights, powers and remedies provided for in the Lease or in this Assignment, or at law or in equity or by statute or otherwise with respect to defaults.

(h)           Conflict Provisions. In case of any conflict between the provisions of the Lease and this Assignment, the provisions of this Assignment shall prevail.

(i)            Defined Terms. All capitalized terms not defined in this Assignment shall have the meaning set forth in the Lease.

2.          Consent. LANDLORD hereby consents to the aforesaid assignment of the Lease by Assignor to Assignee, such consent being subject to and upon the conditions contained herein, to each of which Assignor and Assignee expressly agree. Assignee shall comply with, perform and observe all of the obligations and conditions of tenant under the Lease. Landlord does NOT consent to the document entitled Agreement to Assign Space Lease dated as of March 5, 2022, and signed by Assignor and Assignee (the “Private Agreement”) or any of the terms thereof. Each of Assignor and Assignee agree, represent, and covenant that the Private Agreement and the terms thereof only bind Assignor and Assignee, do not modify the Lease or any provision thereof, and are not binding, in any way, on Landlord, its successors or assigns, the New York City Economic Development Corporation (“NYCEDC”), or the City of New York (“City”).

3.          No Further Assignments. This Assignment is not, and shall not be construed as a consent by LANDLORD to, or as permitting, any other or further assignment by Assignor or Assignee. Any further assignment by Assignor or Assignee shall require LANDLORD’s prior written consent pursuant to and in accordance with the Lease.

4.	Representations of Assignor and Assignee.

(a)          Assignor’s Representations. Assignor represents that:(i) to Assignor’s knowledge, there is no existing default under the Lease by Assignor; (ii) Assignor is the sole tenant under the Lease; (iii) the Lease is in full force and effect; (iv) the Lease has not been assigned or modified or amended in any respect whatsoever, except as stated in Section 5(a) below with respect to the change to the definition of Landlord’s Premises in the Lease; (v) Assignor has not encumbered the Lease with any prior transfer, assignment, mortgage, lien or any other encumbrance; (vi) Assignor has full and lawful authority to assign the Lease and enter into this Assignment; and (vii) except for this Assignment, the Lease embodies the entire agreement and understanding between the parties thereto with respect to the Premises demised thereunder.

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(b)          Assignor’s and Assignee’s Representations. Assignor and Assignee jointly and severally represent to LANDLORD (and Assignor and Assignee each, as to itself, represents to the other) that: The execution and delivery by Assignor and Assignee of this Assignment and the performance of their respective obligations hereunder (i) have been duly authorized by all requisite entity action and (ii) will not violate any provision of any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority, any organizational document or any indenture or agreement or other instrument to which Assignor or Assignee is a party or by which Assignor or Assignee is bound. Assignor and Assignee are not required to obtain any consent, approval or authorization from or to file any declaration or statement with any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Assignment. This Assignment has been duly authorized, executed and delivered by Assignor and Assignee. Assignor has not received any consideration from or on behalf of Assignee in connection with this Assignment, except as stated in the Private Agreement. Except to the extent stated in the Private Agreement, Assignee has not paid any such consideration, and there is no agreement to provide any such consideration at any time in the future, as described in Article 11 of the Lease. The copy of the Lease annexed hereto as Exhibit A is a true and correct copy thereof.

(c)	Assignee’s Representations. Assignee represents to LANDLORD that:

(i)           No Representations of Landlord/ Premises “As Is”. No representations, statements, or warranties, express or implied, have been made by, or on behalf of, Landlord, NYCEDC, or the City with respect to the Premises or the transaction contemplated by the Lease, the status of title thereto, the physical condition thereof, the zoning or other laws, regulations, rules and orders applicable thereto or the use that may be made of the Premises, and Assignee takes the Premises “as-is” and “where-is”. Assignee has relied on no such representations, statements or warranties, and Landlord shall not be liable in any event whatsoever for any latent or patent defects in the Premises.

(ii)	Intentionally Deleted.

(iii)	Intentionally Deleted.

(iv)       No City Interest. No officer, agent, employee or representative of the City has received or will receive any payment or other consideration for the making of this Assignment and LANDLORD’s consent hereto and no officer, agent, employee or representative of the City has any interest or will have any direct interest in the Lease, this Assignment or any proceeds thereof.

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(v)          Good Standing. Assignee is a validly existing corporation, limited liability company or other form of entity in good standing under the laws of the State of New York, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and/or as applicable is duly qualified as a foreign corporation, limited liability company or other form of entity and in good standing under the laws of each other jurisdiction in which such qualification is required.

(vi)        Legal Actions. There are no actions, suits or proceedings pending or, to the knowledge of Assignee, threatened against, or affecting Assignee or any affiliate before any court, federal, state or local governmental authority or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of Assignee, or the ability of Assignee to perform its obligations under the Lease and this Assignment.

(vii)       Tax Returns. Assignee has filed all tax (federal, state and local) returns required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. Assignee has no knowledge of any claims for taxes due and unpaid which might become a lien upon any of its assets.

(viii)      Licenses/Permits. Assignee has obtained all necessary licenses and permits to operate the Premises for the uses stated in the Lease and will continue to maintain such licenses and permits throughout the Term.

(ix)       Safety Procedures. Assignee shall use all recognized safety procedures at the Premises and techniques to protect life and property throughout the Term.

(x)	Intentionally Deleted.

(d)         Security Deposit. Assignee and Assignor acknowledge and agree that: (i) prior to the Effective Date, pursuant to Section 27.1 of the Lease, the Assignor deposited with LANDLORD Eighty Four Thousand Ninety One and 53/00 Dollars ($84,091.53) (“Assignor’s Security Funds”); and (ii) simultaneous with the Effective Date of this Assignment, and as part of the conditions of and consideration for LANDLORD granting its consent to this Assignment, LANDLORD shall be entitled to withdraw the entire amount of the Assignor’s Security Funds (i.e., $84,091.53) in order to hold such amount as additional security for the faithful performance and observance by Assignee, as Tenant, of the terms, provisions and conditions of the Lease.

5.	Miscellaneous.

(a)           Definitions. The term “Landlord’s Premises” is amended and restated to read as follows, pursuant to the terms of that certain First Amendment to Agreement of Lease dated as of August 16, 2019 between Prime Landlord and Landlord:

(i) Dock Level: approximately 46,400 gross square feet and any loading area reflected on the site map shown in Exhibit B-1 to the Prime Lease consisting of the following components;

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(ii) First Floor: approximately 48,000 gross square feet plus the common loading area reflected on the site map in Exhibit B-1 to the Prime Lease;

(iii) Floors Two Through Three: approximately 56,000 gross square feet per floor totaling approximately 112,000 gross square feet; and

(iv) Garage as more particularly delineated on the design development diagrams attached in Exhibit B-1 to the Prime Lease as the same may be revised in accordance with the terms of the Prime Lease.

(b)       Written Amendment Only. This Assignment may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

(c)        Captions. Captions are inserted for convenience only and will not affect the construction hereof.

(d)      Entire Agreement. This Assignment, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein.

(e)       Governing Law. This Assignment will for all purposes be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly therein without giving effect to any principles of conflict of laws.

(f)        Signature in Counterparts/.PDF Format. This Assignment may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument This Assignment may be delivered electronically in .PDF format, and any such delivery shall be of the same legal effect, validity and enforceability for all purposes as if delivered in hardcopy. Each party hereby waives any defenses to the enforcement of the terms of this Amendment based on its delivery of this Amendment in .PDF format, and hereby agrees that any such delivery by such party shall be conclusive proof, admissible in judicial proceedings, of such party’s delivery of this Amendment.

(g)       Remedies Cumulative. Each right and remedy of LANDLORD provided for in this Assignment or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by LANDLORD of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by LANDLORD of any or all other rights or remedies so provided for or so existing.

(h)       Successors and Assigns. All representations, warranties, grants, covenants, terms and provisions of this Assignment shall apply to, bind and inure to the benefit of the respective successors and, to the extent permitted under the Lease, the respective assigns, of Assignor, Assignee and LANDLORD.

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(i)         Definitions. All capitalized terms used in this Assignment without definition shall have the meanings given to such terms in the Lease.

(j)         Notices. Assignee directs that for purposes of Article XXIV of the Lease, notices to Assignee shall be sent to: Building A, 140 58th Street, Brooklyn, New York, 11220.

(Remainder of page intentionally left blank; signature page follows)

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IN WITNESS WHEREOF, the parties hereto have signed and executed this Assignment and Assumption of Lease, effective as of the first date noted above.

BROOKLYN IMMUNOTHERAPIES LLC,	REGEN LAB USA LLC,
ASSIGNOR	ASSIGNEE

By:	/s/ Howard Federoff	By:	/s/ Antoine Turzi

Name:	Dr. Howard Federoff	Name:	Antoine Turzi
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

THIS ASSIGNMENT HAS BEEN CONSENTED TO BY THE LANDLORD:

BIOBAT, INC.

By:	/s/ Eva Cramer

Name:	Dr. Eva Cramer
Title:	President

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IN WITNESS WHEREOF, the parties hereto have signed and Assumption of Lease, effective as of the first date noted above.

BROOKLYN IMMUNOTHERAPIES LLC,	REGEN LAB USA LLC,
ASSIGNOR	ASSIGNEE

By:	/s/ Howard Federoff	By:	/s/ Antoine Turzi

Name:	Dr. Howard Federoff	Name:	Antoine Turzi
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

THIS ASSIGNMENT HAS BEEN CONSENTED TO BY THE LANDLORD:

BIOBAT, INC.

By:	/s/ Eva Cramer

Name:	Dr. Eva Cramer
Title:	President

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EXHIBIT A

The Lease

between

BIOBAT, INC.

as landlord

BROOKLYN IMMUNOTHERAPEUTICS LLC

as tenant,

Consisting of the following documents:

a)	Agreement of Lease dated as of September 28, 2015, between BioBAT, Inc. (“Landlord”), as landlord, and IRX Therapeutics, Inc. (“IRX”), as tenant;

b)	First Amendment to Lease, dated as of September 28, 2015, by and between IRX and Landlord;

c)	Assignment and Assumption of Lease dated as of November 6, 2018, by IRX to Brooklyn Immunotherapy LLC (“BITX”); and

d)	Second Amendment to Lease Agreement by and between and Landlord and BITX dated as of July 24, 2019.

For the leased premises in the Brooklyn Army Terminal, Building A, at 140 58th Street, Brooklyn, New York, Second Floor consisting of approximately 6,322 rentable square feet containing wet lab space and office space, plus approximately 1,910 rentable square feet of Clean Room space for a total of approximately 8,232 rentable square feet as more particularly shown on the Exhibit B hereto.

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LEASE AGREEMENT

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(continued)

(continued)

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Page

ARTICLE XXVI.
SIGNS	34
Section 26. l	34

ARTICLE XXVII.
SECURITY	35
Section 27.1	35

ARTICLE XXVIII.
LIMITATION OF LIABILITY	35
Section 28.1	35

ARTICLE XXIX.
LATE PAYMENTS	36
Section 29.1	36

ARTICLE XXX.
BROKER	36
Section 30.1	36

ARTICLE XXXI.
TENANT TO PROVIDE FINANCIAL STATEMENT	36
Section 31.1	36

ARTICLE XXXII.
TENANT’S REMEDIES	36
Section 32.1	36

ARTICLE XXXIII.
TENANT’S ESTOPPEL CERTIFICATE	36
Section 33.1	36

ARTICLE XXXIV.
WAIVERS BY TENANT	37
Section 34.1	37
Section 34.2	37
Section 34.3	37

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Table of Content
(continued)

LEASE AGREEMENT

THIS LEASE AGREEMENT made this   28  day of September, 2015 (the “Effective Date”) between BIOBAT, INC., a Not-for-Profit 50l(c)(3) corporation organized under the laws of the State of New York, having an address c/o SUNY Downstate Medical Center, 450 Clarkson Avenue, Box 129, Brooklyn, New York 11203 (“Landlord”) and IRX THERAPEUTICS, INC., a New York corporation having an address at 140 West 57th Street, Suite 3D, New York, New York (“Tenant”).

W I T N E S S E T H :

ARTICLE I.
LEASED PREMISES

Section 1.1      Landlord leases and demises to Tenant and Tenant rents and leases from Landlord the following described space (the “Premises”), which Premises are shown on Exhibit A attached hereto and made a part hereof and located in Building A of the Brooklyn Anny Terminal, Brooklyn, New York (the “Building”):

Floor{s):	Second Floor

Rentable Square Footage (“RSF”)	approximately 7,250 rentable square feet

Section 1.2      The Building is located upon the land more particularly described on Exhibit B attached hereto and made a part hereof (the “Land”), which Building and Land form a part of the Brooklyn Anny Terminal more particularly described in the Prime Lease (as hereinafter defined) (the “Terminal”). A portion of the Building consisting of the following components (the “Landlord’s Premises”) has been leased to Landlord by the New York City Economic Development Corporation (the “Prime Landlord”) pursuant to an Agreement of Lease, dated November 13, 2009 (as it has been and may hereafter be amended, the “Prime Lease”):

(a)       Dock Level:    approximately 46,400 gross square feet and any loading area reflected on the site map shown in Exhibit B-1, attached hereto and made a part hereof;

(b)       First Floor:    approximately 48,000 gross square feet plus the common loading area reflected on the site map in Exhibit B-1, attached hereto and made a part hereof;

(c)       Floors  Two Through Eight:    approximately 56,000 gross square feet per floor totaling approximately 392,000 gross square feet; and

(d)      Roof above the southern third of Building A as more particularly delineated  on the site map attached hereto as Exhibit B-1, attached hereto and made a part hereof.

The Landlord’s Premises, together with the Common Areas (as hereinafter defined), is hereinafter collectively referred to as the “Property”.

Section 1.3      For purposes of this Agreement, “Tenant’s Pro Rata Share” shall be a fraction, the numerator of which is the RSF of the Premises and the denominator of which is the RSF of the Landlord’s Premises, as the same may be re-determined any time RSF is added to the Landlord’s Premises as set forth herein. As of the date hereof, the RSF of the Landlord’s Premises for purposes of this calculation is 94,682 RSF. RSF shall be deemed added to the Landlord’s Premises for purposes of this calculation on the date Landlord determines that such RSF is ready to receive tenant improvements and is offered for rental to the public. Within thirty (30) days following written request from Tenant (but not more than once every twelve (12) months), Landlord shall certify to Tenant in writing as to the then RSF of the Landlord’s Premises. For purposes of determining the Tenant’s Pro Rata Share of the insurance and telephone charges for the Building, the numerator shall be the RSF of the Premises and the denominator shall be 486,000.

Section 1.4      The Premises shall include the appurtenant  right to use, in common with others, the public lobbies, lavatories, entrances, stairs, corridors, elevators, drive-up ground level loading docks, and other public portions of the Landlord’s Premises, and the Prime Lease Common Facilities (as hereinafter defined) available to Landlord (collectively, the “Common Areas”), subject in all instances and under all circumstances to (i) the terms and conditions of the Prime Lease and this Lease, (ii) any restrictions, limitations, obligations or covenants imposed on Landlord relating to any of the foregoing areas, and (iii) Landlord’s right to alter, improve, modify and, to the extent necessary, temporarily block off access to, portions of such Common Areas if Landlord deems it desirable or appropriate to do so. The Common Areas, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant’s light, air or view will not affect Tenant’s liability or obligations under this Lease. For purposes of this Lease, the term “Prime Lease Common Facilities” means all those areas and facilities which may now or hereafter be furnished by Prime Landlord for the non-exclusive use by, or benefit of, Landlord under the Prime Lease, including, without limitation, all entrances, exits, gates, fences and other security facilities, driveways, sidewalks, parking facilities (excluding parking facilities designated for the exclusive use of the tenants and occupants of particular buildings at the Terminal), loading docks, lobbies, mailbox room, hallways, stairways, utility mains, lines and meters serving all or portions of the Terminal (other than such branch or service lines or meters providing or measuring utility services to particular buildings (other than the Landlord’s Premises)) or the respective tenants and occupants of such other premises and areas exclusively controlled by a tenant of premises other than Landlord’s Premises.

ARTICLE II.
TERM

Section 2.1      The term of this Lease shall be for ten years and three months, commencing on the “Commencement Date” (as hereinafter defined), and terminating at midnight on the last day of the month which shall be ten years and three months following the Commencement Date, unless terminated earlier pursuant to Article XXIII (the “Expiration Date”). This Lease shall be effective and enforceable between Landlord and Tenant upon the Effective Date. The Parties acknowledge ,and agree that the Commencement Date has not been finally determined as of the Effective Date. The Commencement Date shall be defined as the later of(a) January 1, 2016, or (b) the first day of the month that includes the date that is three months before the Scheduled Completion Date for the Landlord’s Work. For purposes of illustration, if the Scheduled Completion Date for the Landlord’s Work is May 15, 2016, the Commencement Date would be February 1, 2016.

Section 2.2      “Lease Year” as used herein shall mean (i) each and every consecutive twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

Section 2.3      If delivery of possession of the Premises shall be delayed beyond the date specified above for the commencement of the term of this Lease for any reason whatsoever, Landlord shall not be liable to Tenant for any damages resulting from such delay and Tenant’s obligation to pay Rent and Additional Rent shall be abated until possession of the Premises is delivered to Tenant. In the event of such delay, it is understood and agreed that the Commencement Date shall also be postponed until delivery of possession of the Premises and that the Expiration Date shall be correspondingly extended. Promptly upon the determination by Landlord of the revised Commencement Date and the revised Expiration Date, Landlord shall send written notice to Tenant of such revised dates and the parties shall be bound by said dates.

ARTICLE III.
RENT

Section 3.1      During the term of this Lease, Tenant agrees to pay to Landlord, Two Hundred Ninety Thousand &00/100 ($290,000.00) Dollars per annum, payable in equal monthly installments of $24,166.66 on or before the first day of each month (the “Base Rent”), which Base Rent shall increase on each anniversary of the Commencement Date by an amount equal to the then-current Base Rent multiplied by three (3%) percent. Notwithstanding the preceding, Tenant shall not be obligated to pay Base Rent during the first ninety days following the Commencement Date.

Section 3.2      Any sums of money required to be paid under this Lease by Tenant in addition to the Base Rent herein provided, shall be deemed “Additional Rent” due and payable after demand therefor with the Base Rent next due or as may be otherwise provided herein. Such Additional Rent shall be deemed to be and shall constitute “Rent” hereunder and shall be collectible in the same manner and with the same remedies as if they had been Base Rent originally reserved herein. Tenant’s obligation to pay Additional Rent accruing during the term of the Lease shall survive the earlier termination and/or expiration of the term of this Lease. If Landlord receives from Tenant any payment less than the sum of the monthly Rent, including Additional Rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to the Base Rent, any Additional Rent, and/or other charge then due or to any combination thereof.

Section 3.3      Payment of Operating Expenses and Taxes.

(a)        Upon the Commencement Date, and then at least thirty (30) days prior to each subsequent calendar year during the Term, Landlord shall advise Tenant in writing of its reasonable estimate of Tenant’s Pro Rata Share of the annual Operating Expenses for each calendar year and Taxes for each calendar year. Commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Term, Tenant shall pay as Additional Rent, one-twelfth (1/12th) of the estimated (as determined by Landlord) Tenant’s Pro Rata Share of such Operating Expenses and Taxes, if any, concurrently with the Monthly Base Rent payment.

(b)        Within ninety (90) days after the close of each calendar year, Landlord shall deliver to Tenant an itemized statement prepared by Landlord’s property management company or chief operating officer, or by a certified public accountant (“Landlord’s Statement”) showing in reasonable detail the (A) actual Operating Expenses and Taxes for the previous year broken down by component expenses; (B) Tenant’s Pro Rata Share of such amounts; (C) the amount paid by Tenant during the year towards Operating Expenses and the amount paid by Tenant during the year towards the Taxes; and (D) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant on account of any underpayment or overpayment by Tenant. Any such amount due from Tenant to Landlord shall be paid within ten (10) days after receipt of the most recent Landlord’s Statement. Any such refund due from Landlord to Tenant shall he credited against the next due payment of the estimated Tenant’s Pro Rata Share of Operating Expenses and Taxes or, if at the end of the Term, refunded to Tenant.

(c)        Landlord’s failure to submit a Landlord’s Statement to Tenant within ninety (90) days after the expiration of any calendar year shall not affect Tenant’s obligations to pay Tenant’s Pro Rata Share of Operating Expenses and Taxes.

(d)        If the Landlord’s Premises is less than one hundred percent (100%) occupied during any calendar year or part thereof, Operating Expenses shall include all additional costs and expenses of operation, management, insuring, securing and maintenance of the Property which Landlord determines that it would have paid or incurred during such calendar year if the Landlord’s Premises had been one hundred percent (100%) occupied. Landlord shall be responsible for any portion of the Operating Expenses that exceed the Pro-Rata Shares paid by Tenant and other tenants of the Premises.

(e)        Tenant shall also pay (i) before any penalties or fines are assessed lo the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (IO) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion, and (ii) Tenant shall also pay to Landlord the applicable state sales tax on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by applicable Legal Requirements (as hereinafter defined).

(f)        For the purposes hereof, the following definitions shall apply:

(i)	“Operating Expenses” shall mean:

(a)        All costs and expenses incurred or made by Landlord or charged to Landlord in the operation and management of the Property, exclusive of Taxes. Operating Expenses include, without limitation, (i) costs of cleaning, security, janitorial service for the Common Areas, rubbish removal, heating, electricity, air conditioning, utilities, risers/shafts and cable maintenance, tempered water and water for customary lavatory use, window cleaning, and maintenance and repairs, maintenance of the grounds, sidewalks, access roads, sanitary sewer and related connections, equipment and fixtures, drainage, stormwater management and related fixtures and equipment, and parking lots; (ii) service contracts or other agreements with independent contractors for any of the foregoing (including, but not limited to, fire alarm, security system, electric system, elevator and heating, ventilation and air conditioning (“HVAC”) maintenance); (iii) management fees; (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance or security of the Property; (v) the cost of all Landlord’s insurance including, without limitation, casualty, liability and loss of rent insurance equal to eighteen (18) month’s rent for the gross rent roll (including Additional Rent), and the amount of any insurance deductibles; (vi) legal fees (excluding fees incurred in connection with enforcement action against an existing tenant or in negotiating a new lease); (vii) payments, other than Taxes, to the city and/or county in which the Landlord’s Premises is located and other agencies or governmental agencies including, but not limited to, water and sewer charges; (viii) fees and charges of any association, or special district affecting the Property; (ix) fees and charges, under any agreements affecting the Common Areas such as any reciprocal easement agreements, operation and maintenance agreements and park covenant and restriction agreements and the like; (x) all rent, additional rent, (including common area charges and capital reserve fund contributions) and all other charges payable under the Prime Lease or any other ground lease or other lease to which this Lease is subject; (xi) supplies; and (xii) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Landlord’s Premises or any part thereof.

(b)        The term “Operating Expenses” shall not include: (i) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation to the extent covered by Landlord’s insurance, but excluding any deductibles; (ii) any cost (such as electricity or overtime services) to the extent such costs are separately charged to and payable by Tenant hereunder; (iii) leasing commissions and expenses associated with procuring tenants, including, lease concessions, lease take-over obligations; (iv) interest on and amortization of debt; (v) interest and penalties for late payment of taxes; (vi) wages or salaries of employees over the rank of property or building manager; (vii) expenses resulting from any violation by Landlord of the terms of any ground or underlying lease or mortgage to which this Lease is subordinate; (viii) fines and penalties (to the extent not attributable to any act or omission of Tenant or its agents, employees or contractors) which, under this Lease, are the responsibility of Landlord; (ix) fees and costs associated with any refinancing of mortgage debt on the Property; and (x) any item for which reimbursement is actually made to Landlord from another source (e.g., insurance proceeds or payment from another tenant).

(c)         In the event that Landlord fails to supply any services Landlord is obligated to perform under this Lease in a reasonable and timely manner, then, after thirty (30) days’ notice to Landlord of such non-compliance and a failure to cure same, Tenant shall have the right, but not the obligation, to supply such services for its own benefit, and Tenant may deduct the costs of providing such services from the Rent payable hereunder.

(ii)          Operating Expenses shall be determined in accordance with GAAP based upon reasonable projections.

(iii)       Notwithstanding anything to the contrary contained in this Lease, instead of using Tenant’s Pro Rata Share or sub-metering, Landlord may allocate electricity, water and sewer and gas used in the Common Areas to Tenant and other tenants of the Landlord’s Premises based upon Tenant’s and such other tenants’ consumption of electricity, water and sewer and gas as reasonably determined by Landlord.

(g)       “Taxes” shall mean:

(i)        All payments in lieu of taxes (including payments in connection with so-called tax investment financing transactions or similar transactions (collectively, “TIFs”), real estate taxes, personal property taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature (“Impositions”), which may be levied, assessed or imposed on or in respect of all or any part of the Property and any improvements, fixtures and equipment of Landlord, real or personal, located in or around the Landlord’s Premises.

(ii)        Any reasonable and appropriate expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Landlord’s Premises.

(iii)        If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Landlord’s Premises, there shall be levied, assessed or imposed (a) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) an Imposition measured by or based in whole or in part upon all or any part of the Landlord’s Premises and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

(iv)         If an appropriate governmental authority levies any use and occupancy tax, any payments for such use and occupancy tax.

(h)       “Taxes” shall not include any penalties or interest paid by Landlord on account of taxes.

Section 3.4      Installments of the Rent payable hereunder shall be made payable to and shall be paid at the office address of Landlord listed above or at such other place as Landlord and its managing agent may designate from time to time by written notice to Tenant hereunder, without demand, setoff or deduction whatsoever. Rent for any partial month during the term of the Lease shall be ratably apportioned based on the actual number of days.

Section 3.5      This is a “triple net” lease. Tenant’s payment of Rent shall be completely net to Landlord so that this Lease yields to Landlord the net annual Base Rent and Tenant shall pay any and all Base Rent, Additional Rent and costs, expenses and obligations of every kind and nature whatsoever relating to the Premises without setoff, deduction, counterclaim or abatement, except as specifically and expressly (and not impliedly) provided in this Lease.

ARTICLE IV.
USE

Section 4.1      Tenant shall occupy and use the Premises for the following purposes only: all uses consistent with the mission of BioBAT as reflected in the third certification in the BioBAT Certificate of Incorporation, an excerpt of which is attached hereto as Exhibit C (“Permitted Uses”). Such Permitted Uses must be in accordance with the New York City Zoning Resolution, as amended from time to time, relevant certificates of occupancy and applicable Legal Requirements, and applicable Rules and Regulations (as hereinafter defined). Tenant contemplates that it shall use the Premises for administrative office space and research & development purposes. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

Section 4.2      Landlord and Tenant acknowledge that the Building and Building site are subject to the following:

(a)          The terms and conditions of the Economic Development Administration (“EDA”) Special Award Conditions, wherein the use of the leased space within the Building is restricted to technology, biomedical and biotechnology facilities and any other activities conducive to such businesses provided that any such use is not in conflict with any restrictions place upon the Landlord or the Property. Landlord agrees that this Lease is consistent with the authorized general and specific purposes of the Award, that this Lease is consistent with EDA’s policies concerning, but not limited to, non-relocation (as defined in EDA’s regulations found in 12 CFR 316.3), non-discrimination and adequate consideration as found in 12 CFR 314.3. Moreover, the Premises must be used for no other purposes other than the general and specific purposes of the Award.

(b)         The terms and conditions of the United States Economic Development Administration (EDA), United States Department of Commerce, EDA Project Number 01-01-08862 financial assistance award, including, but not limited to:

(i)           Real Property or tangible Personal Property acquired or improved with EDA Investment Assistance must be used in a manner that is consistent with the authorized general and specific purposes of the Award, in this case, biotechnology research purposes and EDA policies concerning adequate consideration and environmental compliance; and may not be used in violation of the nondiscrimination requirements set forth in 13 C.F.R. 302.20 or for inherently religious activities prohibited by applicable federal law.

(ii)          Lessee agrees to provide Lessor and/or EDA with any document, evidence or report required to assure compliance with federal and state law, including, but not limited to, applicable federal and state environmental laws.

Section 4.3      Notwithstanding anything to the contrary provided in this Article IV, Tenant shall not use or occupy the Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Premises or any part thereof:

(a)         for inpatient or outpatient clinical services (other than clinical trials relating to bioscience uses or the teaching of device/technology usage, which uses shall be permitted);

(b)         for any unlawful, illegal or hazardous business, use or purpose or in any way in violation of any applicable present and future laws, rules, regulations, orders, ordinances, statutes, codes, executive orders, and requirements of all Governmental Authorities having jurisdiction over the Premises, the Landlord’s Premises, the Building, the Common Areas or the Terminal (including without limitation, the New York City Building Code, Title 25, Chapter 3 of the New York City Administrative Code and the laws, rules, regulations and orders, ordinances, statutes, codes and requirements of any applicable Fire Rating Bureau or other body exercising similar functions) (collectively, “Rules and Regulations”), or the certificates of completion and/or occupancy issued for the Premises, the Landlord’s Premises and the Building as then in force, as applicable;

(c)         in such manner as may make void or voidable any insurance then in force with respect to the Premises, the Landlord’s Premises, the Building, the Common Areas or the Terminal;

(d)         that would, in any manner or respect, cause structural or other injury to the Premises, the Landlord’s Premises or the Building (or any portion thereof), or constitute a private or public nuisance or waste;

(e)          that would, in any manner or respect, render the Premises incapable of being used or occupied after the expiration or sooner termination of the Term of this Lease for the purposes for which the same were permitted to be used and occupied on the day upon which Tenant shall first open the Premises for business to the public, except for ordinary wear and tear and damage by fire or other casualty and repairs for which Tenant is not responsible under this Lease; and/or

(f)           that would, in any manner or respect, violate the Prime Lease or any other recorded document affecting the use and occupancy of the Landlord’s Premises.

Section 4.4     Tenant shall not use the Premises for animal testing or clinical trials without the approval of the Institutional Animal Care and Use Committee (“IACUC”) or the Institutional Review Board (“IRB”), respectively, and the Landlord, which consent may be granted or withheld in the sole discretion of each of the above parties.

Section 4.5     Tenant understands and agrees that the enant is responsible, at its own expense, to obtain or cause to be obtained all necessary governmental licenses, permits, and certificate(s) of occupancy or completion required in order to use and occupy the Premises for the Permitted Uses and, except for the Landlord’s Work as defined in Section 8.l, to perform or cause to be performed construction and or any other work on the Premises permitted under this Lease. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and uses of the Premises permitted under this Lease, including, without limitation, any license required to operate a laboratory and/or product development center and dispose of Hazardous Materials (as hereinafter defined), Tenant shall be responsible for and shall procure and maintain or cause to be procured and maintained such license or permit. Tenant agrees that Tenant is responsible that any and all use of laboratories or the like on the Premises shall comply with the requirements of licenses and permits necessary to facilitate the Permitted Uses described above, including but not limited to licenses and permits required from the New York State Department of Health (or successor agency). Further, Tenant represents and warrants that at all times during the Term, all activities of Tenant shall be licensed, certified, or registered by the appropriate governmental agencies including, without limitation, to the extent required, New York State Department of Health and New York State Department of Education. Tenant further represents and warrants that it shall maintain or cause to be maintained at all times, at its sole cost and expense, all other permits, licenses, certifications, or registrations that are required in connection with any laboratory operations and activities on the Premises. Landlord shall cooperate and execute documents where reasonably required in order to assist Tenant in obtaining licenses/permits necessary to facilitate the Permitted Uses. All related expenses and administrative costs to Landlord shall be Tenant’s responsibility.

Section 4.6      Tenant must notify Landlord of the use of radioactivity and is responsible for obtaining its own license(s) relating to the use, handling, storage or disposal of any radioactive material in or about the Premises. Tenant and Tenant’s employees, agents, contractors or invitees shall only use, handle or store, or permit the use, handling or storage, of the radioactive material stipulated under the applicable New York City Department of Health license and any related licenses for use on, in or about the Premises, in accordance with the quantity, chemical and physical form, and intended purpose specified in such license(s). A copy of such license(s) shall be delivered to Landlord for Landlord’s records prior to the delivery of any radioactive material to the Premises and updated copies shall be delivered to Landlord when renewed.

ARTICLE V.
REQUIREMENTS OF LAW

Section 5.1      Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirements of any governmental authority with respect to the Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, Tenant shall promptly pay Tenant’s pro rata share of the cost to Landlord of complying therewith). Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article.

Section 5.2      Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed by law.

Section 5.3      Tenant, at its expense, shall comply with all present or future Legal Requirements and Rules and Regulations to the extent that the same shall affect or be applicable to (a) Tenant’s particular manner of use of the Premises (as opposed to its mere use thereof), (b) alterations and improvements made by Tenant, or (c) a breach by Tenant of its obligations under this Lease, it being understood that Landlord shall be responsible for complying with Legal Requirements and Rules and Regulations imposed on the Landlord’s Premises generally and which would have to be complied with whether or not Tenant was then in occupancy of the Premises. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by Tenant’s acts or omissions or by reason of a particular use by Tenant of the Premises. For purposes of this Lease, the term “Legal Requirement(s)” means: (i) any and all present and future laws, rules, regulations, orders, ordinances, statutes, codes, executive orders, and requirements of all Governmental Authorities applicable to the Premises, the Landlord Premises, the Building or any street, road, avenue, or sidewalk comprising a part of, or in front of, the Property, or any vault in, or under the Premises (including, without limitation, the Building Code of New York City and the laws, rules, regulations, orders, ordinances, statutes, codes, and requirements of any applicable Fire Rating Bureau or other body exercising similar functions); (ii) the certificate or certificates of occupancy (or their equivalent) issued for the Premises or the Property as then in force; (iii) New York State Unconsolidated Laws Title 18, Chapter 5, Section 7381 q. as it may be amended from time to time; (iv) the provisions of City Planning Commission Resolution of November 21, 2001, Col. No. 23 (C 010708 PPM) adopted pursuant to Section 197(c) of the New York City Charter; (v) with respect to improvement and use of public access and open space on the Land, if any, the provisions of City Planning Commission Resolution of November 21, 2001, Calendar No. 25 (C 010712 ZSM) and may be amended from time to time (the “Bioscience Special Permit”); (vi) the rules, regulations, orders, codes, and requirements of the State Historic Preservation Office, if applicable; and (vii) Chapter 8-A of the New York City Administrative Code as it may be amended from time to time. For purposes of this Lease, the term “Governmental Authority or Authorities” means the United States of America, the State, County and City of New York, and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Property or any portion thereof or any street, road, avenue or sidewalk comprising a part of, or in front of, the Property, or any vault in or under the Property.

Section 5.4      The patties acknowledge that Title III of the Americans With Disabilities Act of 1990 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (A) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (B) whether such requirements are “readily achievable”, and (C) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, (b) Tenant shall be responsible for ADA Title Ill compliance within the Premises following delivery of possession, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title Ill “path of travel” requirements triggered by alterations within the Premises made subsequent to the commencement of the Term at the request of Tenant.

ARTICLE VI.
ACCESS TO PREMISES

Section 6.1      Landlord shall have the right to enter and pass through the Premises at all reasonable times to examine the same, and to show them to lessees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable and Landlord shall be allowed to take all material into and through the Premises that may be required therefor. During the year prior to the expiration of the term of this Lease, or of any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers at all reasonable hours and without unreasonably interfering with Tenant’s business. If Tenant shall not be personally present to open and permit such entry, Landlord may enter the same by a master key.

ARTICLE VII.
MAINTENANCE, SERVICE AND REPAIR OBLIGATIONS

Section 7.1      Tenant shall take good care of the Premises, the fixtures and appurtenances located therein and the machinery, equipment and systems exclusively serving the Premises and, at Tenant’s sole cost and expense, make all non- structural repairs thereto as and when needed to preserve the Premises and fixtures, machinery, equipment and services in good  working order and condition, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees or licensees, shall  be  repaired promptly by Landlord at Tenant’s sole cost and expense. Tenant shall repair all damage to the Property and the Premises caused by the moving of Tenant’s fixtures,  furniture or equipment.  All the aforesaid repairs shall be of the quality and class equal to the original work or construction. All such maintenance, repairs and replacements shall be done at Tenant’s sole cost and expense by Landlord’s employees or agents or, with Landlord’s express written consent, by persons requested by Tenant and consented to in writing by Landlord. All bulbs, tubes and lighting fixtures for the Premises installed or maintained by Tenant must comply with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Landlord’s Premises or the Premises, as the same may change from time to time. Tenant is responsible for reporting lighting purchases to Landlord in a format suitable to Landlord. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including any third-patty rating system concerning the environmental compliance of the Landlord’s Premises or the Premises, as the same may change from time to time.

Section 7.2      Provided that no Event of Default, or an event which, upon the giving of notice or the passage of time, or both, could become an Event of Default, exists under this Lease, Landlord shall furnish, or cause to be furnished, the following services, subject to the provisions of Section 7.3 hereof:

(a)          An attractive lobby area, and elevator service for passenger and delivery needs.

(b)          Air conditioning during summer operations and heat during winter operations, subject to all Federal and local energy conservation regulations.

(c)          Hot and cold running water for all common area restrooms and lavatories in the Landlord’s Premises.

(d)          Janitorial service for the Common Areas in the Landlord’s Premises.

(e)         Electricity to operate the Common Areas during ordinary business hours, and to operate the Premises seven (7) days per week, by providing electric current in reasonable amounts necessary for normal office uses, lighting, and HVAC.

(f)          General management, including supervision, inspections and management functions.

(g)          Four (4) wall-mounted exterior lights immediately adjacent to the west-facing entrance to the Premises.

(h)          Security card reader for the west-facing entrance to the Premises, and two (2) security card readers for doors to the Premises.

Section 7.3      The services provided for in Section 7.2 herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

(a)          Services shall be provided for the Landlord’s Premises during ordinary business hours, unless expressly provided otherwise.

(b)        Such usage of the Premises by Tenant will not require the HVAC system to function beyond design loads currently applicable to the Landlord’s Premises.

(c)          Electric power usage and consumption for the Premises shall be based on (i) lighting of the Premises on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits, and, if applicable, laboratory use at an average of 20 watts per RSF, and (ii) operating the improvements and equipment contemplated by the Tenant Improvement Construction Documents during ordinary business hours. Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by separate written consent of Landlord.

(d)        Should Tenant’s total rated electrical design load per square foot in the Premises exceed the building standard rated electrical design load, on a per rentable square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the building standard circuits, as such share is determined by Landlord, Landlord may (at Tenant’s expense), if reasonably possible, install within the Landlord’s Premises one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the “Additional Electrical Equipment”) as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable building standard rated electrical design load (on a per rentable square foot basis), then a meter may also be added by Landlord (at Tenant’s expense) to measure the electricity provided through the Additional Electrical Equipment. In addition to the foregoing, should Tenant desire to install or use equipment in the Premises not contemplated by the Tenant Improvement Construction Documents (as defined in the Work Letter) that will, or can be reasonably expected to, exceed the building standard rated electrical design load, on a per rentable square foot basis, for either low or high voltage electrical consumption, Tenant shall advise Landlord in writing in advance of the installation or use of such equipment and Landlord shall have the right, in its reasonable discretion, to approve or disapprove Tenant’s installation and use of such equipment in the Premises, and Landlord may condition its approval on installation of Additional Electrical Equipment and a meter therefore as set forth above.

Section 7.4      If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant as Additional Rent a reasonable sum as reimbursement for the direct cost of such added services plus five percent (5%) for Landlord’s overhead, general conditions and profit. Landlord further reserves the right to install separate metering devices for the purpose of determining such excessive periods and/or amounts at Tenant’s sole cost and expense. In the event of disagreement as to the reasonableness of such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm selected by Landlord shall prevail.

Section 7.5     Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Premises and, following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, or Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof.

Section 7.6      Landlord shall be responsible for complying with the provisions of Section 16.0 of the Prime Lease as they refer to the Common Areas.

Section 7.7      Except as otherwise expressly provided in this Article VII, Landlord shall have no obligation during the term of this Lease to expend any money for the preservation or repair of the Premises.

Section 7.8      Tenant shall be responsible to contract directly with (a) a janitorial company for daily cleaning services within the Premises and removal of trash to designated trash bins, and (b) a properly licensed contractor to remove biohazardous and medical waste from the Building in compliance with all applicable statutes and regulations.

ARTICLE VIII.
INITIAL AND SUBSEQUENT
ALTERATIONS

Section 8.1      Landlord shall make the initial improvements to the Premises (collectively, the “Landlord’s Work”) in accordance with the terms and conditions contained in the work letter, plans and construction estimate set forth in Exhibit D (the “Work Letter”). The patties agree that Landlord is responsible to pay One Hundred Seventy Five Thousand & 00/100 ($175,000.00) Dollars toward the cost of Landlord’s Work, and that Tenant shall pay the cost of Landlord’s Work in excess of this sum to the contractor prior to Landlord’s payment of the above sum. Other than for the Landlord’s Work, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the patties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Landlord’s Premises or the Property except as specifically herein set forth in writing and Tenant shall accept the Premises in their “AS-IS, WHERE IS” condition. Landlord shall “Substantially Complete” the Landlord’s Work, as evidenced by delivery to Tenant of a certificate executed by the Landlord certifying that the Landlord’s Work has been constructed in substantial accordance with Exhibit D and all Legal Requirements, by no later than the Scheduled Completion Date (as hereinafter defined). Notwithstanding the foregoing, in the event that Landlord’s Work would have been Substantially Completed by the Scheduled Completion Date but for any act or omission of Tenant or any of its employees, agents or contractors, including, without limitation, Tenant’s changes to the Work Letter or Tenant’s failure to complete any preparatory work which Tenant is responsible to perform (each, a “Tenant Delay”), the Commencement Date shall not be delayed by the term of the Tenant Delay. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and satisfactory order, condition and repair for its intended use under this Lease except for that portion of the Premises that is within the area of the Landlord’s Work. “Substantial Completion” shall mean the stage when Landlord’s Work is reasonably complete to permit Tenant to install substantially all of its FF&E throughout the Premises, even though “punch list” items, or other items of construction which do not unreasonably interfere with Tenant’s ability to install its FF&E, are not yet completed. The “Scheduled Completion Date” shall be the date the contractor selected by the Landlord to perform the Landlord’s Work assures both Parties with reasonable certainty that he will complete the Landlord’s Work after accounting for all reasonably foreseeable factors affecting the construction.

Section 8.2      Tenant may make cosmetic, non-structural alterations not requiring the approval of the New York City Department of Buildings, such as painting, carpeting, wallpapering, and flooring, to be undertaken in a good and workmanlike manner using new materials and in the manner permitted by this Lease. Tenant shall notify Landlord of such changes prior to the commencement of any work.

Section 8.3      Tenant shall obtain Landlord’s consent, which consent shall not be unreasonably withheld, regarding any nonstructural alterations which do not affect the Common Areas or roof, facade, windows or structural elements of the Building and do not diminish the value of the Building. All plans prepared by Tenant in connection with such alterations shall be delivered to Landlord for Landlord’s consent, prior to the commencement of any work by Tenant. Tenant shall also obtain, when appropriate, final as built plans for all such work and provide copies thereof to Landlord. Prior to commencing any alterations, Tenant shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and upon completion, certificates of final approval thereof and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord. All alterations which shall be permit by landlords shall be accomplished at Tenant’s expense by Landlord, which expense shall include a charge of five (5%) percent of the cost of paying contractors and/or subcontractors retained by Landlord as Landlord’s fee for overseeing the alterations. All installations which are not in the nature of movable personal property installed in the Premises at any time, either by Tenant or Landlord on behalf of Tenant, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by written notice to Tenant no later than twenty (20) days prior to the Expiration Date elects to have them removed by Tenant in which event the same shall be removed by Tenant at Tenant’s expense prior to the Expiration Date. All property permitted or required to be removed by Tenant at the end of the term hereof remaining in the Premises after Tenant’s removal therefrom shall be deemed abandoned and may at the election of Landlord be either retained as Landlord’s property or removed from the Premises by Landlord at Tenant’s expense.

Section 8.4      Any and all alterations, additions and improvements will be performed in accordance with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Landlord’s Premises or the Premises, as the same may change from time to time. Tenant further agrees to engage a qualified third-party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase through implementation of any alterations, additions and improvements to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s sustainability practices, as aforesaid.

Section 8.5      Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Landlord’s Premises shall be subject to any lien for improvements made by Tenant in or for the Premises. Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease, and Tenant agrees to inform all contractors and material suppliers performing work in or for or supplying materials to the Premises of the existence of said prohibition. If any mechanic’s lien shall be filed against the Building or Land of which the Premises forms a part, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (a) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within fifteen (15) days of the giving of notice thereof by Landlord, (b) either a release or a satisfaction of lien, as the case may be, shall be filed with the County Clerk of the county in which the Building is situate within such fifteen (15) day period, and (c) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk shall be delivered to Landlord within three (3) days after such filing. In the event such mechanic’s lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including, without limitation, legal fees, incurred in connection with so discharging said mechanic’s lien, together with interest thereon from the time or times of payment until reimbursement by Tenant.

ARTICLE IX.
UTILITIES

Section 9.1      Landlord shall supply electricity to the Premises in such quantities as Tenant shall reasonably require (provided said requirements shall not exceed the electrical capacity of the electrical distribution system in the Building). Tenant shall make no alterations or additions to the electrical distribution system in the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building and the risers or wiring installation therein. Tenant may not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installations or interfere with the use thereof by other tenants in the Building.

Section 9.2       Subject to the provisions herein, the parties agree that Landlord shall furnish electricity to Tenant on a “submetering” basis. Landlord has installed a meter or meters (collectively, the “Submeter”), at a location designated by Landlord, and connections from the risers and/or circuits servicing the Premises to the Submeter and has performed all other work necessary for the famishing of electric current by Landlord to the Premises to service Tenant’s lighting and equipment. Tenant will pay Landlord, as Additional Rent for such service, the amounts determined by multiplying the usage indicated by the Submeter by the “all in” rate charged to Landlord by Consolidated Edison plus an administrative fee of five (5%) percent of such amount. The amounts computed from the Submeter readings are herein called the “Electricity Additional Rent”, and such amounts computed from the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this Lease for any reason whatsoever, Landlord may estimate the Electricity Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within twenty (20) days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment against the next payment(s) of Electricity Additional Rent. The periods to be used for the aforesaid computation shall be as Landlord, in its sole discretion, may from time to time elect. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect.

Section 9.3      If any tax is imposed upon Landlord’s receipts from the sale or resale of electric current to Tenant by Federal, State or municipal authority, Tenant agrees that, unless prohibited by law, Tenant’s pro rata share of such taxes shall be passed on to, and included in the bill, and paid by Tenant to Landlord as Additional Rent.

Section 9.4      Landlord shall not be liable to Tenant for any loss, damage or expense of whatever nature which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of utilities furnished to the Premises, whether through the primary service or back-up generation except for any loss, damage or expense due to the negligence or omission of Landlord. Tenant shall pay for any special fixtures, connection charges and equipment required for its usage of said utilities. Further, Tenant shall install monitoring equipment for any freezers at the Premises, and shall promptly notify Landlord in the event that any freezer is not receiving an adequate supply of current.

Section 9.5      Tenant, at its sole cost and expense, and subject to Landlord’s reasonable regulations and approval in its sole discretion of Tenant’s load requirements, shall be permitted to (a) connect to the back-up generator located within the Building to provide limited emergency power for Tenant’s selected equipment, and (b) install its own back-up generator within the Premises or other location to be designated by Landlord, such location to be provided for such use at no charge to Tenant.

ARTICLE X.
DESTRUCTION BY FIRE OR OTHER CAUSES

Section 10.1     Tenant shall give prompt notice to Landlord in case of fire or other damage to the Premises or the Building.

Section 10.2    If the Premises or the Building shall be damaged by fire or other casualty, not the result of Tenant’s negligent or wrongful conduct, Landlord, at Landlord’s expense, shall repair such damage. Landlord shall have no obligation to repair any damage to, or to replace, Tenant’s personal property or any other property or effects of Tenant. If the Premises shall be rendered untenantable by reason of any such damage, the Rent shall abate for the period from the date of such damage to the date when such damage shall have been substantially repaired, and if only a part of the Premises shall be so rendered untenantable, the Rent shall abate for such period in the proportion which the rentable area of the Premises so rendered untenantable bears to the total rentable area of the Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or other persons claiming through or under Tenant, then the amount by which the Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Paragraph 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Paragraph shall govern and control in lieu thereof.

Section 10.3     Notwithstanding the foregoing provisions of this Article 10, if the Premises or the Building shall be totally damaged or rendered wholly untenantable by fire or other casualty, or partially damaged or rendered untenantable to the extent of fifty (50%) percent or more of the floor space of the Premises, then, in any of such events, either party, at such party’s option, may give to the other party, within one hundred eighty (180) days after such fire or other casualty, a thirty (30) days’ notice of termination of this Lease and, in the event such notice is given, this Lease shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the expiration date, the Rent shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant.

Section 10.4     If this Lease shall not be terminated as provided above, Landlord shall, at its expense, to the extent of the net insurance recovery, repair or restore the Premises with reasonable diligence and dispatch, to the condition immediately prior to the casualty. For purposes of this Article 10, Landlord shall not be obligated to commence any repair or restoration unless and until insurance proceeds are actually received by Landlord and Landlord’s repair obligations shall be limited to the extent of the insurance proceeds actually received by Landlord therefor. Landlord shall not be required to repair or restore any of Tenant’s leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at Tenant’s expense. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of repair or restoration, Tenant shall prepare the Premises for occupancy by Tenant in the manner immediately prior to the damage or destruction in accordance with plans and specifications approved by Landlord.

Section 10.5    Notwithstanding any other provision of this Lease, (a) to the extent insurance proceeds in the event of a casualty are in excess of $100,000, such proceeds shall be paid and disbursed in accordance with the Prime Lease and (b) if the Landlord’s Premises is rendered wholly unusable or (whether or not the Landlord’s Premises is damaged in whole or in part) if the Building and/or Landlord’s Premises shall be so damaged that Prime Landlord, pursuant to the Prime Lease, shall decide to demolish it or to rebuild it, in whole or in part, then, in any of such events, Prime Landlord may elect, pursuant to the Prime Lease, to terminate the Prime Lease by written notice to Landlord, given within one hundred twenty (120) days after such fire or casualty, specifying a date for the expiration of the Prime Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of the Prime Lease shall expire as fully and completely as if such date were the date set forth above for the termination of the Prime Lease. In such event, this Lease also shall terminate on such date and Tenant and its respective Representatives and, licensees, invitees, and occupants shall forthwith quit, surrender and vacate the Premises.

ARTICLE XI.
CONDEMNATION

Section 11.1      If all of the Premises, or a part of such Premises such that the Premises in the judgment of an licensed architect retained by Landlord are untenantable, are taken by exercise of the power of eminent domain or other similar proceeding (or are conveyed by Landlord in lieu of such taking), this Lease will terminate on a date which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. In the event of a partial taking where this Lease is not terminated, the Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking. In the event of any such taking, the entire award relating to the Landlord’s Premises or the Property will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority for loss of its business at the Premises, the value of the leasehold lost in the condemnation and any leasehold improvements installed by Tenant which were subject to the condemnation, so long as Landlord’s award is not reduced or otherwise impacted as a consequence of such claim, for Tenant’s moving expenses and trade fixtures owned by Tenant and interruption to Tenant’s business.

Section 11.2      Notwithstanding anything hereinabove contained in this Article 11, if all or any portion of the Premises shall be lawfully condemned or taken for any temporary public or quasi-public use, this Lease shall not terminate and Tenant shall continue to perform or observe all of Tenant’s obligations hereunder as though such condemnation or taking had not occurred, except only as Tenant may be prevented from so doing by reason of the lawful use and occupancy of the Premises or portion thereof affected by such condemnation or taking during such temporary period. In the event of any such condemnation or taking, Tenant shall be entitled to receive the award with respect to the Premises or portion thereof covered by such condemnation or taking (whether paid as damages, rent or otherwise), unless the period of occupancy extends beyond the termination of this Lease, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises and the balance of said award shall be apportioned between Landlord and Tenant as of the scheduled Expiration Date. If such condemnation or taking shall end before the Expiration Date, Tenant shall, at its sole cost and expense, restore the Premises as nearly as possible to the condition in which they were prior to such condemnation or taking.

ARTICLE XII.
INSURANCE

Section 12.1      Tenant shall carry (at its sole expense from and after the date hereof and during the Term) the following insurance:

(a)      Property Insurance with “Special Form” coverage, including earthquakes and flood insurance, insuring Tenant’s improvements to the Premises and any and all furniture, equipment, supplies, contents and other prope1ty owned, leased, held or possessed by it and contained therein (collectively, “Tenant’s Property”), such insurance coverage to be equal to the full replacement cost value of Tenant’s Property, with wind and flood deductibles not exceeding the lesser of five percent (5%) of the total insured value (“TIV”) or $10,000;

(b)      Either as part of the above referenced property insurance or as a separate prope1ty insurance policy, business interruption insurance coverage on an “All Risk” basis in an amount not less than the aggregate Rent payable for the eighteen (18) month period immediately following the loss. The insurance required in this subsection shall designate Landlord as loss payee and shall be in the broadest form available covering loss of income;

(c)       Workers’ compensation insurance as required by applicable law;

(d)       Commercial general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000) per occurrence. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, Research Foundation for the State University of New York, State University of New York Downstate Medical Center, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord as additional insureds under such policy. Such policy shall insure against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises by Tenant, or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors. The liability coverage shall (i) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (ii) contain cross-liability endorsements or a severability of interest clause acceptable to Landlord; and (iii) specifically cover the liability assumed by Tenant under this Lease including, without limitation, Tenant’s indemnification obligations under this Lease; and

(e)      Pollution/Environmental Liability Insurance covering bodily injury, including death, and property damage, including loss of use of damaged property or use of property that has not been physically injured or destroyed, which in any event shall not be less than two million dollars ($2,000,000) per occurrence, unless otherwise approved in writing by Landlord, which amount Landlord reserves the right, based upon in its reasonable evaluation of the risk and exposures from Tenant’s use of the Premises, which limit(s) may be increased from time to time as reasonably required by Landlord based on the Tenant’s activities and decreased from time to time. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord as additional insureds under such policy. Such insurance shall provide coverage for actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of pollutants (including, without limitation, any Hazardous Materials, including any loss, cost or expense incurred as a result of any cleanup of pollutants (including, without limitation, any Hazardous Materials) or in the investigation, settlement or defense of any claim, suit or proceeding against any of the Additional Insureds arising from the activities and operations under this Lease. The coverage for bodily injury and property damage and clean up shall apply to both on and off the Premises (including throughout the Terminal) exposures and the shall include, without limitation, coverage for improper or inadequate: (i) environmental management practices; (ii) biological, chemical and radioactive materials handling and waste disposal; (iii) written emergency plans in the event of a chemical spill or release; (iv) training or supervision of staff who handle biological materials, chemicals and hazardous wastes; (v) storage of chemicals and Hazardous Materials; and (vi) loading, unloading, transportation, and/or off-site disposal of Hazardous Materials. Coverage must not exclude transportation (owned and non-owned vehicles) of the Hazardous Materials to and from the Premises and all related events which may occur in the Premises and/or elsewhere in the Terminal. Coverage must not exclude operations of basic lab support rooms (ESL 1), vector labs (ESL 2) and separate labs used for vectors and immunology (ESL 3) and ESL 4, vaccination bioscience research laboratories, and/or related product development center).

(f)       All of Tenant’s insurance shall be with responsible companies qualified to do business in the State of New York, in good standing and holding a “general policy rating” of A- :VIII or better, as set forth in the most current issue of Best Key Rating Guide, and shall be written on an occurrence basis (and not claims made). Landlord, Landlord’s mortgagee and any other person designated by Landlord shall be named as additional insureds as their interests may appear with respect to commercial general liability insurance coverage.

(g)       Tenant must deposit with Landlord the following for such insurance at or before Tenant or its agents, employees or contractors enters the Premises for any purpose whatsoever, and thereafter within fifteen (15) days before the expiration of any such policies: (i) with respect to the insurance required under Section 12.l(a) and (b), an ACORD Form 28 with changes requested by Landlord or other form reasonably acceptable to Landlord; (ii) with respect to the insurance required under Section 12(c), a certificate of insurance in form reasonably acceptable to Landlord; and (iii) with respect to the insurance required under Section 12(d) and (e), Tenant’s policy of insurance or an endorsement to Tenant’s policy in a form reasonable satisfactory to Landlord. All insurance shall provide that Landlord shall receive at least thirty (30) days prior written notice of cancellation or amendment to the same. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor.

(h)      All chemicals, molecules, laboratory data, computers, merchandise, furniture, fixtures and property which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part of the Premises is destroyed or damaged by fire, water or by the leaking or bursting of water pipes, or in any other manner, no part of such loss or damage will be charged to Landlord.

Section 12.2 Landlord shall maintain during the Term, with solvent and responsible companies:

(a)        Building and Personal Property Coverage, with “Special Form” coverage for the Landlord’s Premises in an amount equal to one hundred percent (100%) of the full replacement value of the Landlord’s Premises along with, at Landlord’s option, loss of rents insurance for up to eighteen (18) months of Rent; and

(b)      commercial general liability insurance covering injuries occurring at the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000) per occurrence.

(c)       The cost of all insurance coverage provided to Landlord shall be an Operating Expense and subject to reimbursement pursuant to Article III. All such insurance and all other insurance required by this Lease shall satisfy all requirements for insurance under the Prime Lease and any Mortgage (as hereinafter defined). With respect to the insurance to be carried by Tenant hereunder, to the extent that the Prime Lease or Mortgage requires higher limits, additional insurance, additional coverages or additional insureds or otherwise imposes requirements in addition to or more onerous than the requirements set forth herein, then Tenant, on behalf of and at the expense of Tenant, shall obtain insurance satisfying all such additional or more onerous requirements.

ARTICLE XIII.
SUBROGATION AND WAIVER

Section 13.1     Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Premises or the Property, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered by the terms of a valid and collectible commercial prope1ty insurance policy with special causes of loss coverage in effect at the time of such loss (or would have been covered by such a policy if such a policy were in effect) regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other patty. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance policy with special causes of loss coverage carried in connection with the Property and the Premises; provided that the foregoing waiver by each party is conditioned upon the other party’s carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either patty, then the other party’s waiver shall be deemed rescinded until such waiver is either obtained or reinstated.

ARTICLE XIV.
INDEMNIFICATION AND HOLD HARMLESS

Section 14.1     Tenant agrees to defend, indemnify and hold Landlord and its affiliates, subsidiaries, and parents (collectively, “Landlord Affiliates”), and each of their (including Landlord’s) respective officers, directors, shareholders, partners, members, representatives, agents and employees (“Landlord’s Affiliated Persons,” and Landlord, Landlord’s Affiliates and Landlord’s Affiliated Persons, the Prime Landlord, the City of New York, the State University of New York, Research Foundation for the State University of New York, State University of New York Downstate Medical Center being collectively known as the “Landlord Indemnified Parties”) harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Landlord’s Premises or other portions of the Prope1ty, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants (each, a “Tenant Party”), and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys’ fees) incurred by the Indemnified Parties or any of them in connection therewith.

Section 14.2     Tenant covenants and agrees that, on and after the date hereof, Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any prope1ty of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises or other portions of the Landlord’s Premises or the Property, including, but not limited to, injury, death or damage caused by the Premises or other property of the Landlord’s Premises or the Property arising out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke, or caused by the acts or omissions of other tenants and occupants of the Landlord’s Premises.

Section 14.3     Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

ARTICLE XV.
RULES AND REGULATIONS

Section 15.1    Tenant shall observe strictly the rules and regulations set forth in Exhibit E, and all subsequent reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the “Rules and Regulations”).

ARTICLE XVI.
DEFAULTS BY TENANT; REMEDIES

Section 16.1     Tenant shall be deemed in default of the obligations to be performed by it pursuant to the provisions of this Lease if: (a) Tenant shall fail to make payment of Rent or of any other payment reserved herein within the time provided in this Lease for payment of same to be made; or (b) if Tenant shall fail to fulfill any of the covenants of this Lease other than the covenants for the payments reserved herein, and said failure shall continue for a period of ten (10) days after written notice thereof from Landlord specifying such failure (or, in the case of a default or omission the nature of which cannot be completely cured or remedied within ten (10) days, Tenant shall not have diligently commenced curing such default within said ten (10) day period and not thereafter with reasonable dispatch and diligence and in good faith proceeded to remedy or cure such default, all in Landlord’s reasonable judgment); or (c) if the Premises shall become vacant or deserted; or (d) if there is any execution or attachment issued  against Tenant; or (e) if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant’s assets; or (f) if Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Landlord’s Premises by reason of Tenant’s actions, within ten (10) days after Tenant has notice of the filing of such lien; or (g) if all or any part of this Lease shall be assigned, or if all or any part of the Premises shall he sublet, either voluntarily or by operation of law, except in strict accordance with the requirements of Article XXVIII hereof.

Section 16.2    In the event of such a default by Tenant under subparagraphs (a) through (g) above, Landlord may give five (5) days notice of its intention to end the term of this Lease and thereupon at the expiration of said five (5) days, the term of this Lease shall expire as though such date were the Expiration Date, but Tenant shall remain liable for damages as provided in this Lease and pursuant to law. Tenant shall then quit and surrender the Premises, but shall remain liable as hereinafter provided.

Section 16.3     If at any time during the term of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, this Lease shall ipso facto be canceled and terminated.

Section 16.4     If the notice provided in Section 16.2 shall have been given and the term hereof shall expire as aforesaid, or if this Lease shall have been terminated in accordance with Section 16.3, Landlord may without additional notice re-enter the Premises, either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Premises by summary proceedings or otherwise remove their effects and hold the Premises as if this Lease had not been made, and Tenant and its legal representative or other occupant of the Premises hereby waive the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, then Landlord may cancel and terminate such renewal or extension.

Section 16.5     In the case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, as aforesaid, (a) the Rent due at the time of said default shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys’ fees, brokerage fees and/or putting the Premises in good order or for preparing the same for re-rental; (b) Landlord may re-let the Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which  would otherwise have constituted the remainder of the term of this Lease and may grant concessions or free Rent, to such extent as Landlord in Landlord’s sole judgment considers advisable and necessary to re-let the same; and (c) Tenant or its successors shall also pay the Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein any deficiency between the Rent hereby reserved and the net amount, if any, of the rents collected on account of the Lease or subleases of the Premises or parts thereof for each month of the period which would otherwise have constituted the remainder of the term of this Lease subject to Tenant’s right to terminate the Lease early as provided in Section 23.3. The failure of Landlord to re-let the Premises or any part of parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages, there shall be added to said deficiency such expenses as Landlord shall incur in connection with such re-letting, such as legal expenses, attorneys’ fees, brokerage, advertising and for restoring the Premises to or keeping same in good working order. Any such liquidated damages shall be paid in monthly installments on the Rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Upon Landlord’s permitted entry hereunder, Landlord, at its option, may make such alterations, repairs, replacements and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for reasonable failure to collect the Rent thereof under such re-letting, and, in no event shall Tenant be entitled to receive any excess of such net rent collected above the sums payable by Tenant to Landlord hereunder. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation of Tenant of any of the covenants and conditions of this Lease, or otherwise. Pursuit by Landlord of any of the foregoing remedies set forth in this Lease shall not preclude the pursuit of any damages incurred, or of any of the other remedies provided herein or available, at law or in equity. No act or thing done by Landlord or Landlord’s employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, or at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, or at law or in equity.

Section 16.6     It is stipulated and agreed that in the event of the termination of this Lease pursuant to the provisions of this Paragraph, Landlord shall forthwith, notwithstanding any other provisions of this Paragraph or of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the Rent for the unexpired  portion of the term of this Lease, subject to Tenant’s right to terminate the Lease early as provided in Section 23.3, discounted at the rate of four (4%) percent per annum to present worth. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

Section 16.7     Tenant acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Lease should be dealt with by application of the laws of the State of New York and adjudicated in the state courts of the State of New York sitting in Kings County or the Federal courts sitting in the State of New York in Kings County; and hereby expressly and irrevocably submits Tenant to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon Tenant in any such court. Provided that service of process is effected upon Tenant in one of the manners permitted by law, Tenant irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have, or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above named courts. Tenant hereby further irrevocably consents to the service of process in any suit, action or proceeding by the mailing or delivery of the appropriate documents (e.g., process or summons) by Landlord to the Premises and delivered in one of the manners set forth in Article XXV hereof. Nothing herein shall in any way be deemed to limit the ability of Landlord to serve any such papers in any other manner permitted by applicable law.

Section 16.8    If Tenant shall default in the observance or performance of any obligation of Tenant under this Lease, then, unless otherwise provided elsewhere hereunder, Landlord may immediately or at any time thereafter without notice perform such obligation of Tenant without hereby waiving such default. If Landlord, in connection therewith incurs any costs including, but not limited to, attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of five (5%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

ARTICLE XVII.
CONDITION OF PREMISES

Section 17.1    Tenant accepts the Premises in “as is” condition, and Tenant acknowledges that Landlord makes no representation as to the conditions thereof, except as herein set forth.

ARTICLE XVIII.
ASSIGNMENT AND SUBLETTING

Section 18.1     Tenant shall not assign, mortgage, pledge, encumber, or in any manner transfer the Lease, or any part thereof, or lease all or any part of the Premises, other than in compliance with the provisions of this Article XVIII. Tenant is further responsible for complying with the provisions of Article XI of the Prime Lease as it pertains to Tenant’s intention to enter into a sublease or assign its interest in this Lease.

Section 18.2     Each of the following events shall be deemed to constitute an assignment of the Lease:

(a)       Any assignment of transfer of the Lease by operation of law;

(b)       Any hypothecation, pledge or collateral assignment of the Lease;

(c)       Any involuntary assignment or transfer of the Lease in connection with the bankruptcy, insolvency, receivership or similar occurrence;

(d)     Any assignment, transfer, disposition, sale or acquiring of a controlling interest in Tenant to or by any person, entity or group related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; and

(e)     Any issuance of an interest or interests in Tenant (whether stock, partnership interest or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a controlling interest in Tenant. For purposes of the immediately preceding sentence, a “controlling interest” of Tenant shall mean fifty (50%) percent or more of the aggregate issued and outstanding equitable interest (whether stock, partnership interest or otherwise) thereof

Section 18.3    Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event a sublease or assignment is consented to by Landlord, any sublease or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant’s liability hereunder, but rather Tenant and its transferee shall be jointly and severally liable therefor. In the event Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord’s reasonable judgment (including, but not limited to, the use and time of Landlord’s personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant’s interest under this Lease made without Landlord’s consent shall be void ab initio and of no force or effect. For the purpose of determining whether Landlord acted reasonably in granting or withholding its consent or approval to any assignment, sublease or other transfer to the extent required hereunder, Tenant acknowledges and agrees that Landlord may refuse to give such consent or approval if, and to the extent that, the Prime Lessor or the Mortgagee (as defined herein) has refused to provide any required consent or approval with respect to such assignment, sublease or other transfer.

Section 18.4     Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to subletting or an assignment of this Lease, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date such proposed transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by such proposed transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

Section 18.5     Nothing in this Lease or any assignment, subletting, encumbrance or transfer of this lease or any part thereof shall be deemed to permit the use of the Building or the Lease Premises in any manner other than that authorized by Article IV of this Lease.

ARTICLE XIX.
HAZARDOUS MATERIALS

Section 19.1    Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees except in quantities and in a maimer authorized by applicable Governmental Laws (defined below) and in the ordinary course of Tenant’s business. Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the Premises caused by Tenant, its employees, contractors, invitees, agents, servants, subtenants or assigns, results in contamination of the Premises or any other part of the Property or if there is such a discharge, then Tenant shall (a) immediately give Landlord written notice thereof, and (b) be responsible for its indemnification obligations under Section 14.1 hereof which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material within the Premises caused or permitted by Tenant results in any contamination of the Premises or any other part of the Building or Land, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or any facility or property of Landlord to the condition existing prior to the introduction of any such Hazardous Material.

Section 19.2     As used herein, the term “Governmental Laws” means all federal, state (including SUNY), regional, and local statutes, ordinances, rules, regulations, guidelines, and the like, and any notices and orders issued pursuant to any of the foregoing, concerning Hazardous Materials or public health and the environment. As used herein, the term “Hazardous Materials” means any pollutants, hazardous or toxic materials, substances or wastes, including, but not limited to: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls (PCBs); urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes, medical wastes and other regulated wastes (including, without limitation, contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles and other sharps); and any chemicals, materials or substances designated or regulated, as hazardous or as toxic substances, materials, or wastes under any Governmental Laws.

Section 19.3     Any handling, transportation, generation, management, disposal, processing, treatment, storage and use by Tenant of Hazardous Materials in or about the Premises shall be subject to the rules and regulations promulgated by Landlord from time to time regarding the same or any aspect thereof (which rules and regulations may be amended, modified, deleted or added from time to time by Landlord) (collectively, the “Hazmat Rules”). All of the Hazmat Rules shall be effective upon written notice thereof to Tenant. Tenant will cause all Tenant Patties, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Hazmat Rules. In the event of any breach of any Hazmat Rules, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Hazmat Rules. Within thirty (30) days after the Commencement Date and thereafter within ten (10) days of request therefore, Tenant shall provide to Landlord a written list of all Hazardous Materials and/or Regulated Waste handled, transported,  generated, managed, disposed, processed, treated, stored and used in or about the Premises, together with such other information as Landlord may reasonably request (including, without limitation, information regarding the quantity of such materials in or about the Premises and Tenant’s procedures for the use, storage, transportation and/or disposal of such materials).

Section 19.4     In addition to the foregoing, Tenant agrees not to use or permit the use of biohazardous agents requiring a degree of containment in excess of that described as National Institutes of Health Biosafety Level 2, as defined in the U.S. Department of Health and Human Services, Public Health Service, Centers for Disease Control and Prevention and National Institutes of Health, Biosafety in Microbiological and Biomedical Laboratories, dated May 1993 and any updates or revisions thereto (the “DHH Specifications”), and to conduct all scientific research and development activities in conformity with at least the minimum practices, equipment and facilities recommended for such activities in the DHH Specifications.

Section 19.5    Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time upon reasonable notice to determine whether Tenant is complying with the terms of this Article XIX. If Tenant is not in compliance with the provisions of this Article XIX, Landlord shall have the right to immediately enter upon the Premises to remedy said noncompliance upon reasonable notice at Tenant’s expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed Additional Rent.

ARTICLE XX.
NON-WAIVER OF LANDLORD’S RIGHTS

Section 20.1    The failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenant, conditions or options, but the same shall be and remain in full force and effect.

ARTICLE XXI.
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

Section 21.1     This Lease is and shall be subject and subordinate to all mortgages and deeds of trust and to all renewals, modifications, consolidations, replacements, and extensions of such documents (collectively, “Mortgages”) which may now or hereafter affect the Premises; provided, however, that at Landlord’s election, this Lease shall be superior to any or all Mortgages. The subordination in this Section 21.1 is self-executing and no further instrument shall be required to establish the subordination set forth herein. Upon request of Tenant, and at Tenant’s sole cost and expense, Landlord shall endeavor to obtain and deliver to Tenant from any present or future mortgagee (collectively, the “Mortgagee”) such Mortgagee’s customary and reasonable form of written subordination, non-disturbance and attornment agreement in recordable form providing, among other things, that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the Mortgagee, on such customary terms and conditions as such Mortgagee may reasonably require, Tenant’s rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the Mortgagee in any action or proceeding to foreclose thereunder. In addition, this Lease is and shall be subject and subordinate to the existing Ground Lease and any other existing underlying leases affecting the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof. If any Mortgagee requests a Subordination Non-Disturbance and Attornment Agreement (a “SNDA from Tenant, then Tenant shall execute and deliver to Mortgagee such Mortgagee’s form of SNDA in recordable form within twenty (20) days of such request.

Section 21.2     After receiving notice and a notice address from any Mortgagee, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee. Any such Mortgagee shall have thirty (30) days for the cure of any such default and if such default cannot reasonably be cured within such thirty (30) days, then Mortgagee shall have thirty (30) days within which to commence a cure and provided such Mortgagee is proceeding diligently, such longer period as may be reasonably necessary to complete such cure. The curing of any of Landlord’s defaults by such Mortgagee shall be treated as performance by Landlord.

Section 21.3     With respect to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent.

Section 21.4     If the Mortgagee, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Premises or under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant shall attorn to and recognize such party succeeding to Landlord’s rights (the party so succeeding to Landlord’s rights herein sometimes called the “Successor Landlord”) as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to confirm such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, and all of the terms, conditions and covenants set forth in this Lease shall be applicable after such attornment, except that the Successor Landlord shall not:

(a)        be liable for any previous act or omission of Landlord under this Lease;

(b)        be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

(c)        be bound by:

(i)        any previous modification of this Lease, not expressly provided for in this Lease unless consented to by such Successor Landlord; or

(ii)       any security deposit not delivered to such Successor Landlord or previous prepayment of more than one (1) month’s Rent then due, unless such prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

ARTICLE XXII.
QUIET ENJOYMENT

Section 22.1    Landlord covenants and agrees that upon Tenant paying the Rent and any other charges and fees payable hereunder and observing and performing all the terms, covenants and conditions of the Lease on Tenant’s part to be performed, Tenant may peaceably and quietly enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord subject, nevertheless, to the terms, covenants and conditions of this Lease.

ARTICLE XXIII.
END OF TERM

Section 23.1    Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises broom-clean and in good condition, ordinary wear and tear excepted. Tenant shall remove all of its property and shall repair all damage to the Premises or the Building occasioned by such removal. Any prope1ty not removed from the Premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by Landlord, the cost of the removal and repairs occasioned by such removal to be at Tenant’s expense. Tenant’s obligations to observe or perform the terms of this Paragraph shall survive the expiration or earlier termination of this Lease. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of the same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article XXIII.

Section 23.2    If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord’s acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the monthly Base Rent for said holdover period shall be one hundred fifty percent (150%) the amount of Base Rent due in the last full month of the Term, and Tenant shall pay I/12th of the previous year’s charges for all Additional Rent for each hold-over month. There shall be no renewal of this Lease by operation of law. Nothing in this Section shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term. In the event of any unauthorized holder-over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Anything in this Article to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to this Article XXIII shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-C of the Real Prope1ty Law of the State of New York and any successor law of like import.

Section 23.3     On or before the first day of the thirtieth month following the Commencement Date, either patty hereto may, at any time, provide notice. of its intent to terminate this Lease early for any reason including for its convenience. Tenant’s ability to provide such notice is subject to it being in compliance with all of its obligations hereunder, and there being no then-current uncured default under Article XVI hereof. Such notice shall be in writing and may or may not specify a reason for the early termination. If notice is given, the early termination date shall be the first day of the thirty sixth month following the Commencement Date (the “Early Termination Date”). If Tenant chooses, in its discretion to specify a reason for its early termination, Landlord shall have thirty days in which to remedy or propose a remedy and to propose a schedule of implementation of the remedy which may or may not be accepted in the sole discretion of Tenant. In the event that Tenant elects to terminate this Lease early for reason unrelated to Landlord’s default hereunder, Tenant shall be responsible for the unamortized costs Landlord’s Work and leasing commissions.

ARTICLE XXIV.
NOTICES

Section 24.1     Any notice permitted or required to be given by the terms of this Lease, or by any law or governmental regulation, shall be in writing. Unless otherwise required by such law or regulation, such notice shall be given, and shall be deemed to have been served and given when (1) deposited by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Landlord at the following addresses:

BioBAT Executive Director
c/o Downstate Medical Center
450 Clarkson Avenue
Brooklyn, New York 11203

BioBAT President
c/o Downstate Medical Center
450 Clarkson Avenue
Brooklyn, New York 11203

Secretary of BioBAT Board
110 William Street
New York, New York 10038

and to Tenant at the Premises. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it. Any notice required to be given by Landlord under the provisions of this Article may be given by Landlord or Landlord’s managing agent or counsel.

ARTICLE XXV.
SUCCESSORS AND ASSIGNS

Section 25.1    The terms, agreements, covenants and conditions contained in this Lease are binding upon and shall inure to the benefit of the patties hereto and their respective successors and assigns, except that Tenant shall have no right to assign this Lease or to Lease the space described herein without the express consent of the Landlord in writing except as othe1wise provided in Article XVIII.

ARTICLE XXVI.
SIGNS

Section 26.1    Tenant shall not erect any sign in, on or about the Premises, the Building and/or the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be permitted to place its name on the front entrance to the Premises and on all building directories. Tenant agrees and covenants that all such signs shall be in accordance with any applicable statutes, ordinances, codes, rules and/or regulations of any governmental authority and that Tenant shall maintain such signs and keep the same in a good state of repair.

ARTICLE XXVII.
SECURITY

Section 27.1     Tenant has deposited with Landlord a sum of equal to three months Base Rent as of the date of this Lease Agreement as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. Landlord shall place the security in a non-interest-bearing account. It is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of the Lease, including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re- entry by Landlord. If any portion of the security is so used, applied, or retained, Tenant shall, within five (5) days after written demand therefor by Landlord, deposit cash with Landlord in an amount sufficient to restore the security to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Lease, the security shall be returned to Tenant within thirty days following termination of the Lease as provided in Article XXIII and after delivery of possession of the Premises to Landlord. In the event of an assignment by Landlord of its estate in this Lease, Landlord shall have the obligation to transfer the security to the assignee and Landlord shall thereupon be released by Tenant from all liabilities for the return of such security. In the event of such assignment, Tenant agrees to look solely to the new Landlord for the return of such security. It is further agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE XXVIII.
LIMITATION OF LIABILITY

Section 28.1    Landlord or its employees and agents shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, nor shall Landlord or its agents or employees be liable for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work.

ARTICLE XXIX.
LATE PAYMENTS

Section 29.1     Any payment of Rent or any other charges or fees not made within fifteen (15) days of the due date thereof shall have interest added at the rate of twelve (12%) percent per annum from the due date thereof.

ARTICLE XXX.
BROKER

Section 30.1     Tenant represents that there was no broker responsible for bringing about or negotiating this Lease except for Colliers International NY LLC, concerning which Landlord will pay an applicable single commission pursuant to a separate agreement. Tenant agrees to defend, indemnify, and hold the Landlord Indemnified Parties harmless against any claims for brokerage commission or compensation with regard to the Premises by any broker claiming or alleging to have acted on behalf of or to have dealt with Tenant.

ARTICLE XXXI.
TENANT TO PROVIDE FINANCIAL STATEMENT

Section 31.1    Tenant agrees that upon request by Landlord it will furnish to the Landlord such latest available financial statement as Landlord may require.

ARTICLE XXXII.
TENANT’S REMEDIES

Section 32.1     With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

ARTICLE XXXIII.
TENANT’S ESTOPPEL CERTIFICATE

Section 33.1     At any time and from time to time, and within ten (10) days after request by Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord, a written statement certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Rent and other charges have been paid, (c) that there are no offsets to the payment of Rent, (d) that Landlord is not in default under any provisions of the Lease and (e) any other certification reasonably requested by Landlord. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord’s interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon such interest.

ARTICLE XXXIV.
WAIVERS BY TENANT

Section 34.1     Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

Section 34.2     Tenant hereby waives the right to trial by jury in any action, summary proceeding, legal proceeding or counterclaim between or among the parties hereto or their successors or assigns on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and any emergency statutory or any other statutory remedy.

Section 34.3    Supplementing and in furtherance of the provisions of this Article XXXIV, hereof, Tenant hereby waives the right to interpose a counterclaim of whatever nature or description in any summary proceeding instituted by Landlord against Tenant for possession of the Premises or in any action or proceeding instituted by Landlord for unpaid Rent or other sums or charges payable by Tenant under this Lease. Such waiver is not intended to deny Tenant any right it may have to commence a separate proceeding against Landlord for any legal or equitable claims Tenant may have against Landlord.

ARTICLE XXXV.
EXCULPATION

Section 35.1     Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Lease and the Premises for the satisfaction of any of Tenant’s remedies with regard to the payment of money or othe1wise, and no other prope1ty or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises, such exculpation of personal liability to be absolute.

ARTICLE XXXVI.
EFFECT OF CONVEYANCE BY LANDLORD

Section 36.1     If Landlord shall validly assign or transfer this Lease and deliver to Tenant an agreement, in recordable form or a counterpart thereof, executed by the assignee or transferee whereupon such assignee or transferee agrees to assume performance of all the covenants to be performed by Landlord from and after the date of such delivery to Tenant, then Landlord shall be relieved and discharged from any and all liabilities thereafter accruing under this Lease.

ARTICLE XXXVII.
SUBSTITUTE SPACE

Section 37.1     At any time during the term of this Lease, Landlord shall have the right to substitute for the Premises other space in Landlord’s Premises (such other space hereinafter called the “Substitute Premises”) by written notice given to Tenant not later than sixty (60) days prior to the date set forth in said notice as the effective date (hereinafter, the “Substitution Date”) for such substitution. Landlord’s notice shall include a floor plan identifying the Substitute Premises, which premises shall have a rentable area equal to or greater than the Premises. Tenant shall vacate the Premises and surrender the same to Landlord on or before the Substitution Date. Tenant’s Base Rent for the Substitute Premises shall be no greater than the Rent on the prior Premises regardless of the increased size of the Substitute Premises. Landlord shall, promptly, after Tenant enters into occupancy of the Substitute Premises and provided Tenant is not then in default of any of the terms or conditions of this Lease, reimburse Tenant for any basic equipment transfer costs and expenses incurred by Tenant in connection with the substitution made hereunder which exceed those costs and expenses which would have been incurred by Tenant had the substitution not been made upon presentation of invoices therefor. From and after the Substitution Date, the term “Premises” shall mean the Substitute Premises for all purposes hereunder.

ARTICLE XXXVIII.
VENDEX

Section 38.1    Tenant represents that it will and it will cause all subsequent assignees and transferees of this Lease to submit to the City’s Vendex background investigation (or any similar or successor system serving the same function) and/or Landlord’s due diligence including, but not limited to, the Internal Background Investigation Questionnaire (or any similar or successor system serving the same function) sixty (60) days prior to the transfer and shall require them to make the same representations contained in this Article.

Section 38.2     Tenant represents, warrants and covenants that neither Tenant nor any person or entity that directly or indirectly controls or is controlled by or is under common control with the Tenant or, to Tenant’s knowledge, any contractor, subcontractor, or any consultant that will be involved with Tenant’s operations at the Demised Premises:

(a)     is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with Prime Landlord or New York City, unless such default or breach has been waived in writing by the Prime Landlord or New York City, as the case may be;

(b)      has been convicted of a misdemeanor and/or found in violation of any administrative, statutory, or regulatory provision in the past five (5) years;

(c)      has been convicted of a felony, and/or crime related to truthfulness and/or business conduct in the past ten (10) years;

(d)      has any felony, misdemeanor and/or administrative charges currently pending;

(e)     has received written notice of default in the payment to New York City of any taxes, sewer rents or water charges, unless such default is then being contested with due diligence in proceedings in a court or other appropriate forum; or

(f)      has owned at any time in the preceding three (3) years any property which, while in the ownership of such person, was acquired by New York City by in rem tax foreclosure, other than a property in which New York City has released or is in the process of releasing its interest to such person pursuant to the Administrative Code of New York City.

ARTICLE XXXIX.
EXPANSION OPTION

Section 39.1     Provided that no Event of Default, or an event which, upon the giving of notice or the passage of time could become and Event of Default, has occurred and is continuing under this Lease at such time, Tenant shall have the right to lease the Additional Space shown on Exhibit A at any time prior to the first anniversary of the Commencement Date. If Tenant desires to lease the Additional Space, Tenant shall give notice (the “Tenant Election Notice”) to Landlord. If Tenant shall fail to deliver such Tenant Election Notice prior to the first anniversary of the Commencement Date, then Landlord shall have the right to lease all or any portion of such Additional Space to any third party on any terms Landlord shall elect and Tenant shall have no further right whatsoever to lease all or any portion of the Additional Space.

Section 39.2     If Tenant shall deliver a Tenant Election Notice within the period set forth in Section 39.1, the following shall apply:

(a)      the Additional Space shall be added to and deemed a part of the Premises thirty (30) days after delivery of Tenant’s Election Notice (the “Additional Space Commencement Date”) upon the same terms and conditions of this Lease, as the same may be modified in accordance with the following provisions of this Section 39.2;

(b)     the Base Rent shall be increased on the Additional Space Commencement Date by an amount equal to the Additional Space Base Rent, which shall be calculated by multiplying the rentable square footage of the Additional Space by the then-current annual Base Rent per square foot;

(c)     the term of this Lease with respect to the Additional Space shall be coterminous with the Term under this Lease and shall expire on the same date as the Expiration Date (as it may have been extended) hereunder;

(d)     the Additional Space shall be delivered in its “as is” condition (i) as a “warm lit shell” with electric service and HVAC stubbed to the Additional Space and (ii) sprinkler heads installed and turned up for Life Safety. Landlord shall have no obligation to perform any other work or make any installation in or to the Additional Space. Landlord shall allow Tenant a construction allowance of Ninety ($90.00) Dollars per rentable square foot of the Additional Space, to be paid against third-patty invoices for work completed in the Additional Space as certified by Tenant’s architect and accompanied by lien waivers and other reasonable documentation as required by Landlord for the completed work;

(e)     Tenant’s Pro Rata Share shall be increased ratably by the rentable square footage of the Additional Space; and

(f)      All other terms and conditions relating to the lease, use and occupancy of the Additional Space shall be as set forth in this Lease.

ARTICLE XL.
EXTENSION OPTION

Section 40.1    Provided that no Event of Default, or an event which, upon the giving of notice or the passage of time could become and Event of Default, has occurred and is continuing under this Lease at the time Tenant exercises the Renewal Option (defined below) or at the commencement of the Renewal Term (defined below), Tenant shall have the option (the “Renewal Option”) to renew this Lease for one additional term (the “Renewal Term”) of five (5) years by giving Landlord written notice (the “Option Notice”) no earlier than two years but no later than one year prior to the end of the initial Term. If Tenant fails to deliver to Landlord the Option Notice on or before the date that is one year prior to the end of the initial Term, time being of the essence hereunder, the option to renew this lease for the Renewal Term shall terminate and be of no further force and effect and Tenant shall have no further right to extend or renew this Lease. The Renewal Term shall be on the same terms and conditions as set forth in this Lease, except that Landlord may elect, in its sole discretion and at no cost to Tenant, to relocate the Premises to another location in the Landlord’s Premises selected by Landlord. Base Rental during the first year of the Renewal Term shall be the greater of (i) one hundred three (103%) percent of the Base Rental last in effect during the initial Term and (ii) Market Rent (as hereinafter defined) for renewals of tenant space in comparable quality buildings in the area in which the Premises is located.

(a)     “Market Rent” shall be determined as follows: No later than nine (9) months prior to the Expiration Date, Landlord will advise Tenant of its determination of the Market Rent. If Landlord and Tenant cannot agree on the Market Rent within thirty (30) days of the date that Landlord provides Tenant with Landlord’s determination of the Market Rent, then within thirty (30) days after such failure to reach agreement, Landlord shall furnish to Tenant a notice in writing (“Landlord’s Notice”) stating what Landlord perceives to be Market Rent based on a statement from a qualified real estate appraiser retained by Landlord at Tenant’s reasonable cost and expense stating the appraiser’s opinion of Market Rent effective as of the commencement date of the Renewal Term and that it has been determined in accordance with this Paragraph. If the Tenant disagrees with the estimate of Market Rent submitted by Landlord with Landlord’s Notice, then within thirty (30) days after receipt of Landlord’s Notice, Tenant shall have the right to submit to Landlord a statement by a qualified real estate appraiser retained by Tenant at Tenant’s cost and expense stating the appraiser’s opinion of Market Rent effective as of the commencement date of the Renewal Term and that it has been determined in accordance with this Paragraph. If the higher estimate is not more than 105% of the lower estimate, the Market Rent shall be established as the average of the two appraisals. If the higher estimate is greater than 105% of the lower estimate, the two appraisers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Tenant’s statement has been submitted, jointly appoint a third qualified real estate appraiser (the “Referee”) at Tenant’s cost. If the two appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association. The Referee shall, within thirty (30) days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute Market Rent for the purposes of determining the Base Rental. The cost of the Referee shall be shared equally by Landlord and Tenant. In determining Market Rent, the appraisers shall each take into account the following: (A) the amount of space and length of term taken by the Tenant; (B) the credit worthiness and quality of Tenant; and (C) rent in comparable buildings in the relevant competitive market. In determining Market Rent, the appraisers shall exclude from consideration: (A) tenant improvements installed by Tenant; (B) alterations installed by Tenant at its expense, during the Term; and (C) concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other concessions.

ARTICLE XLI.
MISCELLANEOUS

Section 41.1    This Lease is transmitted for examination only and does not constitute an offer to Lease. This Lease shall become effective only upon execution hereof by the parties hereto and delivery by Landlord to Tenant of an executed Lease.

Section 41.2     This instrument contains the entire and only agreement between the parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

Section 41.3    This Lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both parties.

Section 41.4    This Lease may be executed in one or more counterparts each one of which shall be deemed an original. E-mail and facsimile signatures shall also be sufficient to bind the parties hereto.

Section 41.5    If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 41.6    Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the term, covenants, and conditions of this Lease when prevented from so doing by causes beyond its reasonable control, which shall include, but not be limited to (a) strike, lockout or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty, (J) adverse weather condition, (g) other act of God, (h) delay in ability or inability to obtain a building permit or a certificate of occupancy or (i) other cause similar or dissimilar to any of the foregoing and beyond Landlord’s reasonable control (collectively, “Force Majeure”), provided, however, that none of the foregoing shall excuse delays in the payment of money.

Section 41.7     Except as otherwise set forth herein, any obligations of Tenant and Landlord, as set forth herein (including, without limitation, Tenant’s rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

Section 41.8     This Lease shall be governed by and construed in accordance with the laws of the State of New York.

Section 41.9     Neither this Lease nor any memorandum hereof shall be recorded without Landlord’s prior written consent.

Section 41.10    Landlord shall provide approximately 250 square feet of space to Tenant to be utilized solely for storage purposes. Prior to placing its property in the storage space, Tenant shall provide Landlord with a written inventory of the items to be stored. Tenant shall pay an annual fee of $3,750.00, payable in monthly installments of $312.50 on the first day of each month during the first year of the term hereof, commencing on the Commencement Date. The annual fee increase by three (3%) percent on the first day of each subsequent lease year during the term hereof. Landlord reserves the right to withdraw or relocate such storage space at its sole discretion without any further responsibility to Tenant. Tenant shall provide Landlord with a written inventory of the items to be stored in such storages space, and shall secure such storage space at its sole cost and expense.

IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.

LANDLORD:

BIOBAT, INC., a New York Not-for-Profit corporation

BY:	/s/ Eva Cramer
President

TENANT:

IRX THERAPEUTICS, INC., a New York corporation

BY:	/s/ Jeffrey Hwang
President & COO

Electrified Door Trim (Elec Handle Set, Elec Hinge, Raceway thru door and frame)

Power Supply Closet

120V wire pulled to closet

24V wire pulled to closet

A202.00

EXHIBIT B

LAND

[ATTACHED]

58TH ST
59TH ST
60TH ST
61ST ST
62ND ST
63RD ST
64TH ST
65TH ST
SECOND AVENUE
N
R
PARKING
RESERVED PARKING
MANAGEMENT OFFICE
BUILDING B
DAYCARE CENTER
RESERVED PARKING
B-11
$
FIRST AVENUE
ADMIN BLDG
BUILDING A
PARKING
65TH STREET RAILYARD
FERRY TERMINAL
POLICE BUILDING
PIER 4
N
UPPER NEW YORK BAY
Legend
Facility Boundary
Facility Entrance
Building Entrance
Security Station
Active Railroad
Bank Branch
Ancillary Buildings

Brooklyn Army Terminal

Site Plan

140 58th Street, Brooklyn, New York 11220 (212)BAT-1000

BAT Designed for business.

EXHIBIT B-1

LANDLORD’S PREMISES

[ATTACHED]

EXECUTION COPY

BioBAT
Brooklyn Army Terminal
Building A - Dock Level
D-1
D-2
D-3
D-4
D-5
BioBAT Premises (45,000 S.F.)
Loading Area

EXECUTION COPY

BioBAT
Brooklyn Army Terminal
Building A - First Floor
BioBAT Premises (48,000 S.F.)
Loading Area
NORTH
1E
2E
3E
4E
5E
6E
7E
8E
9E
10E
11E
1W
2W
3W
4W
5W
6W
7W
8W
9W
10W
11W

EXECUTION COPY

BioBAT
Brooklyn Army Terminal
Building A - Floors 2 - 8

PHASE IV
PHASE V
BioBAT
Emergency Exit
Restrooms
Freight Elevator
Emergency Exit
Restrooms
J
20,000 sq. ft.
K
14,700 sq. ft.
N
O
14,700 sq. ft.
L
M
14,700 sq. ft.
P
Q
14,700 sq. ft.
Emergency Exit
Restrooms
Passenger Elevators
Freight Elevator
Emergency Exit
Restrooms
BioBAT Premises
(56,000 S.F.)
NORTH

EXHIBIT C

PERMITTED USES

The Corporation is formed and shall be operated exclusively for scientific, educational, and charitable purposes within the intent and meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or corresponding provision of any subsequent federal tax laws.

Specifically, the Corporation will

(i)         attract, encourage, develop, improve and assist industry and public and private institutions in New York State by providing facilities and related support for the application of biotechnology, life sciences research or other appropriate technology development at the Brooklyn Army Terminal to develop and improve such research and related manufacturing; and,

(ii)        attract, encourage, develop, improve and assist industry and public and private institutions in New York State by providing facilities and related support for the application of biotechnology, life sciences research or other appropriate technology development at the Brooklyn Army Terminal for appropriate technology transfer allowing for third party manufacture, sale and/or other distribution of products and/or services and (iii) facilitate research and economic development activities related to the City of New York and the research and educational mission of the State University of New York by managing, constructing, developing and operating facilities which support the economic development, research activities, and the mission of the State University of New York, Downstate Medical Center and the City of New York.

EXHIBIT D

WORK LETTER

BioBAT will make minor modifications to the existing model laboratory for IRX, a biotechnology company moving into this space. The model lab is located on the north-west portion of the second floor of Phase 2. It is composed of office space (rooms 2101, 2102, 2103, 2104, 2106, 2108, and 2111, laboratory space (room 2109), a storage room (room 2112) and a service corridor/freezer farm (room 2110). See CAD drawings. IRX Therapeutics, Inc. would like the following changes shown in Attachment A and described below:

1.	Remove the existing wall between the laboratory (room 2109) and the storage room (room 2112).

2.
Construct a new wall 24 feet from the west wall of the storage room which will enlarge the storage room (room 2112) and decrease the size of the laboratory room (room 2109). This new wall will have a door connecting the two rooms. Both rooms will be used as laboratories. Make sure lighting and HVAC are fine in both rooms.

3.	Polish floor of storage room (2112)

4.
Install a new center island 15ft. long x 5 ft. wide in the storage room (room 2112). The center island should have a knee space in the center of each long side and a 50/50 combination of drawers and cabinets.

5.
Install a new bench (approximately 10 ft. long) against the new west wall in the storage room (2112) with a 5 ft x 2.5 ft. sink at the north end of the bench. The bench should have a knee space in the center of the long side and a 50/50 combination of drawers and cabinets.

6.
Install a new bench (approximately 12.5 ft. long on one side and 7.5 ft. long on the other side) in laboratory room (2109). The bench should have a sink (2.5 ft. x 5 ft.) at the north end of the bench. There should be a knee space in the center of each long side and a 50/50 combination of drawers and cabinets.

7.
Emergency power -All emergency power will need the standard 120 V NEMA 5-15 outlet except one in the service corridor/freezer farm (room 2110), which is indicated by a box on the drawing in Attachment A. It will need a 120 V NEMA 5-20 outlet (see Attachment B). The emergency power locations (see Attachment A) are as follows:

a.	One instance of emergency power in storage room (room 2112) on east wall to supply one incubator.
b.	Two instances of emergency power on north wall of laboratory room (room 2109) to supply two incubators.
c.
Ten instances of emergency power along the north wall of the service corridor/freezer farm (2110) placed about 5 feet apart. Please note: Contractor needs to check existing power on the north wall of the service corridor/freezer farm (room 2110) for existing outlets and if additional instances are necessary.

8.	Specialized outlets (See Attachment B)
a.	As mentioned in number 7 above, one freezer in the service corridor/freezer farm will need a 120 V NEMA 5-20 outlet.
b.
Three instances of 240 V NEMA 6-20 outlets in the labs. Two will be in the southeast section of the center island in the storage room (room 2112) to supply two table centrifuges and one on a bench toward the west end of the laboratory (room 2109) to supply a table centrifuge.

Attachment A

20'
14'
24'
38'
Room 2112
Room 2110
Room 2109
15'
10'
5'

1- BSC 6.5' x 3.5'

2- Incubator 2.5' x 2.5'

3- H2O bath 1.5' x 1.5'

4- Guava EasyCyte HT 2.5' x 2.5'

5- Guava EasyCyte Plus 2.5' x 2.5'

6- Microscope 1' x 1.5'

7- Centrifuge 2.5' x 2.5'

8- Plate Reader 4' x 2'

9- Biotek Plate Washer 1.5' x 1.5

10- Tecan Plate Washer 1.5' x 1.5'

11- Coulter 3.5' x 2'

12- pH Meter 1' x 1'

13- Osmometer 1' x 1.5'

14- Balance 1' x 1'

15- Western Blot 6'

A - Sink

☆ Emergency Power

☐ 120V NEMA 5-20

△ 240V NEMA 6-20

BioBAT Lab Drawing for IRX Therapeutics

Attachment B

NEMA 5-15 and 5-20 Plug and Socket Photos
Note:
NEMA 5-15 & 5-20 Plugs / Sockets are the most commonly used connectors in U. S.

NEMA 5-15 **Plug (left) -- NEMA 5-15P** **Socket (Receptacle) -- NEMA 5-15R** **120 Volt , 15 Amp**	**NEMA 5-20** **Plug (left) -- NEMA 5-20P** **Socket (Receptacle) -- NEMA 5-20R** **120 Volt, 20 Amp** **Although designed for 20 Amps, Receptacle Will Accept 5-15 Plug (Left Photo)**

All other outlets (NEMA 5-15)

☐ in the freezer farm. (NEMA 5-20)

NEMA 6-15 and 6-20 Plug and Socket Photos
Note: NEMA 6-15 & 6-20 Plugs/Sockets are most commonly used for 240 Volts in U.S.

NEMA 6-15 **Plug (left) -- NEMA 6-15P** **Socket (Receptacle) -- NEMA 6-15R** **240 Volt, 15 Amp**	**NEMA 6-20** **Plug (left) -- NEMA 6-20P** **Socket (Receptacle) -- NEMA 6-20R** **240 Volt, 20 Amp** **Although designed for 20 Amps, Receptacle Will Accept 6-15 Plug (Left Photo)**

Δ for the three centrifuge (NEMA 6-20)

EXHIBIT E

RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term “Tenant” is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in its discretion.

1.      Obstruction: The sidewalks, any entries, passages, corridors, halls, lobbies, stairways located outside the Premises, elevators and other common facilities of the Landlord’s Premises shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Landlord’s Premises shall not be covered or obstructed by Tenant.

2.     Deliveries: Tenant shall insure that all deliveries to the Premises (including, without limitation, deliveries of mail, office supplies, beverages and soft drinks, catered meals and all other deliveries of bulk items) shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Landlord’s Premises. If any person making deliveries to Tenant damages the elevator or any other part of the Landlord’s Premises or Property, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

3.      Moving: Furniture and equipment shall be moved in or out of the Landlord’s Premises only upon the elevator designated by Landlord for furniture and equipment deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant’s movers damage the elevator or any other part of the Landlord’s Premises, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

4.      Heavy Articles: No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or may cause damage to the Landlord’s Premises or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or cause damage the Landlord’s Premises or its equipment shall be moved into, from or about the Landlord’s Premises only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises.  The floor load for the Premises is 100 pounds per square foot live load and shall not be exceeded by Tenant.

5.      Nuisance: Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Landlord’s Premises, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Landlord’s Premises or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Landlord’s Premises (including, by way of illustration and not limitation, using the Premises for sleeping, lodging or cooking).

6.     Building Security: Landlord may restrict access to and from the Premises and the Landlord’s Premises outside of the ordinary business hours of the Landlord’s Premises at any time for reasons of Building Security. Landlord may require identification of persons entering and leaving the Landlord’s Premises during this period and, for this purpose, may issue building passes to tenants of the Landlord’s Premises. Landlord shall not be liable to any person (including, without limitation, Tenant) for excluding any person from the Landlord’s Premises or for admission of any person to the Landlord’s Premises at any time, or for damage, loss or theft resulting therefrom.

7.       Locks and Keys for Premises: No additional lock or locks shall be placed by Tenant on any door in the Premises and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained, which consent shall not be unreasonably withheld. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate keys made. Landlord also shall furnish to Tenant a reasonable number of card keys/fobs or building passes permitting access and egress to and from the Landlord’s Premises and elevators within the Landlord’s Premises at a fee of Twenty & 00/100 ($20.00) Dollars per fob or key. The distribution and use of such card keys and passes by Tenant and its employees shall be subject at all times to such additional rules as Landlord may promulgate from time to time. At the termination of this Lease, Tenant shall promptly return to Landlord all keys, fobs, card keys and building passes to the Landlord’s Premises, offices, toilet rooms, and parking facilities. Tenant shall promptly repot to Landlord the loss or theft of any key, card key or building pass.

8.     Signs: Signs on Tenant’s entrance door will be designed, furnished and installed by Tenant at Tenant’s expense, subject to Landlord’s approval.  No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Landlord’s Premises, except upon Tenant’s interior doors as permitted by Landlord, which advertisement, signs or other notices shall be of building standard order, size and style, and at such places as shall be designated by Landlord. In addition, Landlord shall provide in the lobby of the Landlord’s Premises, at Landlord’s expense, a building directory which shall include Tenant’s name.

9.      Use of Water Fixtures: Water closets and other water fixtures shall not be used for any purpose other than for which the same are intended and no obstructing or improper substance shall be thrown, deposited or disposed of therein. Any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

10.    No Animals, Excessive Noise: No birds, fish, or other animals (other than seeing eye dogs) shall be allowed in the offices, halls, corridors and elevators in the Landlord’s Premises. No person shall disturb Tenants of this or adjoining buildings or space by the use of any radio, musical instrument or singing, or by the making of loud or improper noises.

11.     Bicycles: Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside the Landlord’s Premises, except in those areas, if any, designated by Landlord as secure bicycle parking. No motorized vehicles of any kind shall be brought into or kept in or about the Premises. Tenant and only its employees may bring bicycles into the Building only if they comply with the New York City LL-52 Bicycle Access to Office Buildings Law and the Bicycle Access Rules and Regulations for the Building.

12.    Trash: Tenant shall not allow anything to be placed on the outside of the Landlord’s Premises, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Landlord’s Premises. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Landlord’s Premises. Tenant will separate recyclable materials from other trash in accordance with Landlord’s instructions.

13.    HoursforRepairs,Maintenance and Alterations:  Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Landlord’s Premises, unless Landlord shall have first consented in writing to such work being done outside such times. If Tenant desires to have such work done by Landlord’s employees on Saturdays, Sundays, holidays or weekends outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

14.     No Defacing of Premises: Except as permitted by Landlord and by this Lease, Tenant shall not mark up, cut, drill into, drive nails or screws into, or in any way deface  the doors, walls, ceilings or floors of the Premises or of the Landlord’s Premises, nor shall any connection be made to the electric wires or electric fixtures without the consent in  writing on each occasion of Landlord or its agents, and any defacement, damage or injury caused by Tenant shall be paid for Tenant.

15.     Limit on Equipment: Tenant shall not, without Landlord’s prior written consent, install or operate any computer, duplicating or other large business machines or equipment, using more than 110 volts, 16 continuous load amps upon the Premises, or carry on any mechanical business thereon. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done only by Landlord’s electrician for the Landlord’s Premises and at Tenant’s expense. No electrical wiring shall be performed by any person unless previously approved in writing by Landlord or its representative. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Landlord’s Premises, or by some other employee of Landlord who may be instructed by the superintendent of the Landlord’s Premises to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

16.     Solicitation, Food and Beverages: Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Landlord’s Premises. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, alcoholic beverages, services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Landlord’s Premises, nor permit machine or equipment for dispensing goods or food or beverages in the Landlord’s Premises, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord, except in connection with convenience lunch rooms or beverage service or catered functions for employees, clients and guests of Tenant (on a noncommercial basis). Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Landlord’s Premises, or lo the use the elevators or public areas of the Landlord’s Premises for that purpose.

17.    Smoke Free Building: The Landlord’s Premises is a smoke free building and Tenant shall not permit any of its employees, agents, contractors, subcontractors, invites, guests or visitors to smoke in the Landlord’s Premises or Premises.

18.     Sustainability. The building is or may become in the future certified under the LEED rating system, or other standard or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all Legal Requirements. Furthermore, Tenant acknowledges that it is Landlord’s intention that the Property be operated in a manner which is consistent with Landlord’s sustainability practices. Tenant is required to comply with these practices within its Premises.

BROOKLYN ARMY TERMINAL RULES AND REGULATIONS

l.        All waste must be properly sealed and stored within Tenant’s respective unit(s) until the day of trash collection or until the waste is deposited in one of the trash containers.

2.       All Building emergencies shall be reported immediately to Brooklyn Army Terminal’s management office or the security desk in person during regular work hours or by calling 718/492-2 I 91 or 718/630-2429 (security desk).

3.      All loading bays may be used only for loading and off-loading merchandise; no parking is allowed. Landlord reserves the right to tow vehicles and equipment that (a) are owned or leased by Tenant, (b) are present for the benefit of Tenant, (c) are present at the Brooklyn Army Terminal by Tenant’s authorization, or (d) are otherwise contracted by Tenant or its agents, including, but not limited to, officers, employees, customers, vendors, suppliers, delivery persons and/or invitees.

4.        Freight elevators are not to be held on any floor except while loading or off-loading merchandise; the only permitted method of holding a freight elevator is by the use of the hold button.

5.        No materials, including, but not limited to, supplies, inventory, pallets, waste, debris and/or related items, shall be stored or otherwise left in any Common Facilities or in any unoccupied unit of the Brooklyn Army Terminal without prior written permission from Landlord in each occurrence. If Landlord should find said materials .in any Common Facilities or unoccupied unit of the Brooklyn Army Terminal and notify Tenant’s on-site resident manager, shift supervisor, or equivalent of same, then Tenant shall have eight (8) hours within which to remove same; if said materials are not removed within said eight hours, then (i) Landlord shall have the right to remove any such items at Tenant’s sole expense, including, but not limited to, moving costs, equipment rental, labor charges and administrative costs, and (ii) Tenant shall be charged at least one hundred dollars ($100) per day for storage of same (based on square footage required to store said materials), which charge shall be deemed Additional Rent and shall be due  and payable with the following month’s rent. Further, if Landlord gives Tenant written notice as set forth in the Lease herein, then Landlord shall have the right of disposing, at Tenant’s sole expense, of any of said materials after forty-eight (48) hours of said notice. Tenant shall indemnify and hold Landlord harmless from any liabilities and/or damages, direct or consequential, that may arise in connection with Landlord’s removal, storage and/or disposal of any said materials.

6.        All employees must obtain and carry with them a Brooklyn Army Terminal picture identification card, subject to a nominal charge, while on Brooklyn Army Terminal premises; employees must present their identification to security personnel when requested to do so.

7.        Tenants shall keep access from Tenant’s Premises to all fire stairwells unobstructed, unimpeded and accessible at all times.

8.      All contractors must present to Building management a New York City Building Department Permit and a Certificate of Insurance, satisfactory to Building management, before any construction work commences.

9.        Vehicles that have been issued a parking permit must be parked in the area designated by the permit.

10.      Vehicles are prohibited from standing or parking in the fire lanes at the entrances on the north and south sides of the Building; these fire lanes must be kept unobstructed at all times for use only by emergency vehicles.

11.      Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Brooklyn Army Terminal, the Building or its desirability as a Building, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

12.     Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, without Landlord’s prior written permission (with the exception of small quantities of cleaning supplies and office supplies and with the exception of limited amounts necessary in the ordinary course of the operation of the Tenant’s Permitted Use (pursuant to Article 3) at the demised premises (provided that all such exceptions are used, handled, maintained, and stored in the demised premises, and disposed of, in accordance with this Lease including, without limitation, Article 27 requiring compliance with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body) or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

13.      Tenant shall not use the Premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14.     No machinery or mechanical equipment of any kind shall be so placed or operated as to disturb other tenants; and such machinery and mechanical equipment used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

15.      No tenant shall install any window mounted air conditioners within the Premises or any other portion of the Building.

16.     No noise or other activity, including the playing of any musical instruments, radio, television or other sound reproduction system, which would, in Landlord’s judgment, disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in any tenant’s premises, except as expressly approved in writing by Landlord.

17.     Any hazardous waste materials that may be located within any tenant’s premises shall be disposed of in accordance with all applicable laws, ordinances and regulations of any public authorities governing the same.

18.      All entrance doors in each tenant’s premises shall be left locked by such tenant when such tenant’s premises are not in use.

19.    The requirements of tenants will be attended to only upon application to the Building superintendent or Landlord’s managing agent (or other person designated in writing by either of them) at his office in the Building or other location in the Brooklyn Army Terminal. Building employees shall not be requested by any tenant, and will not be permitted, to perform any work or services specially for any tenant, unless expressly authorized to do so by the Building superintendent or Landlord’s managing agent.

20.      If attendance of Landlord’s or the managing agent’s personnel and/or service contractors shall be required, as shall be reasonably determined by Landlord or its managing agent in all instances, in connection with the use by any tenant of freight elevators outside of ordinary business hours or in connection with the moving into or out of the Building by or for any tenant of any machinery, equipment, safes, heavy objects, freight, furniture or other bulky matter, during or outside regular business hours, the tenant so requiring such services shall pay Landlord, on demand, as Additional Rent, such amount as Landlord shall determine to be appropriate as a charge for Landlord’s or its managing agent’s personnel and/or service contractors used pursuant to this Rule 20.

21.      Landlord may refuse admission to the Brooklyn Army Terminal, including the Building, to any person not known to the watchman in charge or not having a pass issued by Landlord or its agent or not properly identified, and may require all persons admitted to or leaving the Building to register. Any person whose presence in the Brooklyn Army Terminal including the Building, at any time shall, in the judgment of Landlord or its managing agent, be prejudicial to the safety, character, reputation and interests of the Brooklyn Army Terminal or of its tenants may be denied access to the Brooklyn Army Terminal, including the Building, or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Brooklyn Army Terminal during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Brooklyn Army Terminal. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of tenant’s property from such tenant’s premises. Landlord shall in no way be responsible or liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant’s premises or the Building under the provisions of this Rule. Each tenant shall be responsible for all persons for whom he requests admission or a pass and shall be liable for all acts of such persons.

22.      Tenant shall not at any time store or keep any material, supplies, furniture, furnishings or equipment of any kind in any machine room or in any mechanical or electrical equipment room in the Building, whether such room be within or outside the premises demised to Tenant.

23.      Landlord may charge Tenant for directory board changes subsequent to initial listings. All requests for directory board listings shall be in writing on Tenant’s letterhead signed by an authorized representative of Tenant.

24.      No food shall be eaten in the main lobby of the Building and alcoholic beverages are not permitted in the Building.

25.      Landlord reserves the right to rescind, alter, waive, expand or add any rule or regulation at any time prescribed for the Brooklyn Army Terminal or the Building when, in Landlord’s judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the other tenants in the Building, and no change or waiver of any rule or regulation in favor of one tenant shall operate as a change or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is executed as of the 28th day of September, 2015, by and between BIOBAT, INC., a New York Not-for-Profit corporation (“Landlord”), and IRX THERAPEUTICS, INC., a New York corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of the date hereof (the “Lease”), whereby Tenant leases from Landlord certain space in that certain building known as Building A of the Brooklyn Army Terminal, Brooklyn, New York (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, and for other good and valuable consideration, Landlord and Tenant hereby enter into this Amendment.

1.          Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.          Section 1.1. In Section 1.1 of the Lease, the number “7,250” is hereby deleted and replaced with the number “6,322”.

3.          Section 2.1. Section 2.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Section 2.1 The term of this Lease shall be for ten years and three months, commencing on January 1, 2016 (the “Commencement Date”), and terminating at 11:59 PM on March 31, 2026 (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Lease. This Lease shall be effective and enforceable between Landlord and Tenant upon the Effective Date.”

4.         Section 3.1. The first sentence of Section 3.1 of the Lease is hereby deleted in its entirety and replaced with the following: “During the term of this Lease, Tenant agrees to pay to Landlord Two Hundred Fifty-Two Thousand Eight Hundred Eighty and 00/100 ($252,880.00) Dollars per annum, payable in equal monthly installments of $21,073.33 on or before the first day of each month (the “Base Rent”), which Base Rent shall increase on each anniversary of the Commencement Date by an amount equal to the then-current Base Rent multiplied by three (3%) percent.”.

5.          Section 27.1. The first sentence of Section 27.1 of the Lease is hereby deleted in its entirety and replaced with the following: “Tenant shall deposit with Landlord, on or before the Effective Date, a sum of Sixty-Three Thousand Two Hundred Twenty and 00/100 ($63,220) Dollars as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.”.

6.         Exhibit A. The two pages immediately following the signature page of the Lease and immediately preceding Exhibit B to the Lease are hereby deleted and replaced with Exhibit A attached hereto.

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7.         Broker. Tenant hereby represents and warrants to Landlord that it has dealt with no broker in connection with this Amendment other than Cresa New York (the “Broker’’), and there are no other brokerage fees or commissions payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker other than the Broker claiming to have dealt with Tenant.

8.        Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

9.         Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

10.       Reservation of Rights; No Waiver. By executing this Amendment, Landlord does not waive its right to assert (a) any events or conditions that would constitute defaults under the Lease, or (b) any monetary or other obligations owed by Tenant to Landlord under the Lease. Landlord expressly reserves and does not waive all rights under the Lease, at law, and in equity. Acceptance by Landlord of any partial performance, including without limitation partial performance of any unpaid obligations under the Lease, by Tenant is and will be without prejudice to the rights and remedies of Landlord under the Lease, at law and in equity.

11.       Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first above written.

LANDLORD:

BIOBAT, INC., a New York Not-for-Profit corporation

By:	/s/ Eva Cramer
Name:	Eva Cramer
Title:	President

TENANT:

IRX THERAPEUTICS, INC., a New York corporation

By:	/s/ Jeffrey Hwang
Name:	Jeffrey Hwang
Title:	President & COO

Signature Page to First Amendment to Lease Agreement

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”) is made as of November 6, 2018, by and between IRX Therapeutics, Inc., a New York corporation (“Assignor”) and Brooklyn Immunotherapeutics LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

A.       Pursuant to that certain Lease Agreement, dated September 28, 2015, between BIOBAT, INC., a Not-for-Profit 501(c)(3) corporation organized under the laws of the State of New York (“Landlord”) and Assignor (“Lease”), Landlord currently leases to Assignor, that certain “Premises” (as more particularly described in the Lease). All initial capitalized terms used herein but not herein defined and defined in the Lease shall have the meaning ascribed to such terms under the Lease.

B.        Assignor desires by this Agreement to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to accept such assignment and to agree to perform all of the obligations of the tenant under the Lease from and after the Effective Time (as hereinafter defined), all upon the terms and conditions hereinafter set forth.

TERMS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.         Assignor assigns to Assignee all of its right, title and interest in and to the Lease as of the Effective Time. Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Assignor under the Lease as of the Effective Time. Assignee agrees that it has inspected the Premises and hereby agrees to take the Premises in the condition existing upon the Effective Time.

2.          Assignor shall remain obligated to Landlord for the full performance of all covenants, conditions, obligations and duties required of tenant under the Lease and shall not be relieved of any such performance thereunder as a result of this Assignment. However, as of the Effective Time, Assignor shall have no continuing or future possessory rights in and to the Premises and thereafter waives any right it may possess to receive notice from Landlord relative to this Agreement or the Lease.

3.        Assignor agrees that any security deposit currently being held by Landlord in the amount of shall be retained by Landlord to satisfy the security deposit requirements of “Tenant” under the Lease. Any amount of such security deposit remaining at the expiration of the term of the Lease shall be paid to Assignee after full satisfaction of any amount owed to Landlord.

4.          Assignor represents and covenants as follows:

(a)        That the Lease is in full force and effect; that Assignor’s interest therein is free and clear of all encumbrances; and that Assignor has fully performed all covenants and obligations under the Lease and has not done or permitted any acts in violation of the covenants contained in the Lease.

(b)        That Assignor has not heretofore assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Lease or its interest therein or subleased or allowed use or occupancy of the Premises by any other person or entity under a sublease or occupancy agreement remaining in effect.

(c)       That Landlord has fully performed all the covenants and obligations on its part to be performed and observed under the Lease; that Landlord has not done or permitted any act or acts in violation of any of the covenants, provisions or terms thereof; and that there is not now in existence any reason or claim to offset, deduct or decrease any payments due under the Lease.

5.         Within thirty (30) days following the Effective Time, Assignor shall pay the Landlord’s attorneys’ fees and costs incurred in connection with the assignment contemplated hereby. Landlord consents to the assignment of the Lease to Assignee only at such time as this Agreement has been executed by all of the parties hereto. Nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease. Consent to this Agreement shall not be deemed a consent by Landlord to any further assignment, whether or not Assignee purports to permit the same.

6.         Subject to the provisions of Paragraph 5, the provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

7.          Assignee’s address for notices under the Lease shall be the Premises, unless changed in accordance with the Lease.

8.         Each individual executing this Agreement on behalf of a partnership, corporation, limited liability company or other entity represents that he or she is duly authorized to execute and deliver this Agreement on behalf of the entity which is a party to this Agreement and agrees to deliver evidence of his or her authority to the other party(ies) upon request.

9.          This Agreement may be executed by the parties hereto in separate counterparts, including by facsimile or PDF file, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of, the parties hereto.

10.       This Agreement is being entered into in conjunction with the purchase of the Assignor’s business by the Assignee pursuant to a certain Asset Purchase Agreement, by and among Assignor and Assignee (the “Transaction”). The parties to this Agreement agree that this Agreement shall become effective, and shall only become effective, at such time as the closing date of the Transaction (the “Effective Time”). If the Transaction does not close, this Agreement shall automatically become null and void.

[Signature page follows]

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Landlord represents that the Lease is in full force and effect and that, to its knowledge, Assignor is not in default of any of its obligations thereunder. Landlord consents to the subject Assignment and Assumption of Lease. Landlord makes no representation regarding Assignor’s compliance with Article XI of the Prime Lease in connection with the subject assignment and assumption.

LANDLORD:

BIOBAT, IN C.,
a New York Not-for-Profit corporation

By:	/s/ EVA Cramer
EVA Cramer, President
(Print Name & Title)
November 02, 2018

ASSIGNOR		ASSIGNER:

IRX THERAPEUTICS, INC.,		BROOKLYN IMMUNOTHERAPEUTICS LLC
a New York corporation		a Delaware limited liability company

By:	/s/ Mark Leuchtenberger	By:	/s/ Charles R. Cherington

Mark Leuchtenberger, Chairman, President and CEO		Charles R. Cherington, Manager
(Print Name & Title)		(Print Name & Title)

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EXECUTION COPY

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Lease Amendment”) is executed as of the twenty fourth day of July, 2019 (the “Second Amendment Date”), by and between BIOBAT, INC., a New York Not-for-Profit corporation, having an address c/o SUNY Downstate Medical Center, 450 Clarkson Avenue, Box 129, Brooklyn, New York 11203 (“Landlord”), and BROOKLYN IMMUNOTHERAPEUTICS LLC, a Delaware limited liability company, having an address at the Brooklyn Army Terminal, 140 East 58th Street, Brooklyn, NY 11220 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and IRX Therapeutics, Inc., a New York corporation (“IRX”), entered into that certain Lease Agreement, dated as of September 28, 2015 (the “Lease”), as amended by that certain First Amendment to Lease Agreement, dated as of September 28, 2015 (the “First Lease Amendment”) (the Lease and First Amendment are collectively, the “Lease”), whereby IRX leased from Landlord certain space of approximately 6,322 rentable square feet  (the “Existing Space”) in that certain building known as Building A of the Brooklyn Army Terminal, Brooklyn, New York (the “Building”);

WHEREAS, IRX and Tenant entered into that certain Assignment and Assumption of Lease, dated as of November 6, 2018, whereby IRX assigned to Tenant all of its right, title and interest in and to the Lease, and Tenant accepted the assignment and agreed to assume and be bound by and perform all covenants, conditions, obligations and duties of IRX under the Lease; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease and add additional space.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, and for other good and valuable consideration, Landlord and Tenant hereby enter into this Second Lease Amendment.

1.           Incorporation of Recitals. The above recitals are hereby incorporated into this Second Lease Amendment as if fully set forth herein.

(a)         Tenant hereby leases additional space of approximately 1,910 rentable square feet shown on Exhibit A (the “Additional Space”) to run coterminous with the Term under this Lease and shall expire on the same date as the Expiration Date (as it may have been extended) hereunder. Accordingly, the Section 1.1 of the Lease is deleted in its entirety and replaced with the following:

Section 1.1     Landlord leases and demises to Tenant and Tenant rents and leases from Landlord the following described space (the “Premises”), which Premises are shown on Exhibit A attached hereto and made a part hereof and located in Building A of the Brooklyn Army Terminal, Brooklyn, New York (the “Building”):

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Floor(s):	Second Floor

Rentable Square Footage (“RSF”)
approximately 8,232 rentable square feet consisting of the existing approximately 6,322 rentable square feet containing wet lab space and office space, plus approximately 1,910 rentable square feet of Clean Room space.

For purposes of this Section 1.1, the “Clean Room” shall be used to process clinical grade active pharmaceutical ingredients (api) pursuant to 21 CFR part 210 (subset b) of FDA regulations, ISO classification standards and relevant cGMP guidelines.

(b)         Exhibit A in the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(c)         Section 1.3 is hereby deleted in its entirety.

(d)        The following shall be added after Section 2.3:

Section 2.4      Preparation of Premises. Tenant shall perform Tenant’s Work in  the Premises in accordance with Exhibit D-1 attached hereto. Landlord shall deliver the Premises to Tenant as of the date hereof in a broom-swept condition for the purposes of performing Tenant’s Work. All fixtures installed in  connection with Tenant’s Work shall become a part of the Premises once they are attached to the Premises, except for the modular components of the Clean Room which Tenant shall be entitled to dismantle and remove at the end of the Term provided the Premises shall be restored to the condition as of the date hereof or better.

By its execution hereof, Tenant shall accept the Premises in their condition as of the date hereof; (ii) Landlord shall have no obligation for any defects in the Premises ~~except for latent defects~~; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

(e)         Exhibit B hereto is added as Exhibit D-1 to the Lease.

(f)         Section 3.1 is hereby deleted in its entirety and replaced with the following:

Section 3.1

Base Rent. During the Term, Tenant agrees to pay to Landlord, the following base rent payable in equal monthly installments on or before the first day of each month (“Base Rent”), which Base Rent shall increase on January 1st of each Lease Year by an amount equal to the then-current Base Rent multiplied by three (3%) percent:

Lease Year For Tenant from Second Amendment Commencement Date	Annual Base Rent	Monthly Base Rent
Lease Year 1 July 1, 2019 – June 30, 2020	$365,210.36	July 1, 2019-December 31, 2019: $29,984.43 January 1, 2020-June 30, 2020: $30,883.96
Lease Year 2 July 1, 2020 – June 30, 2021	$ 376,166.66	July 1, 2020-December 31, 2020: $ 30,883.96 January 1, 2021-June 30, 2021: $31,810.48
Lease Year 3 July 1, 2021 – June 30, 2022	$ 387,451.66	July 1, 2021-December 31, 2021: $ 31,810.48 January 1, 2022-June 30, 2022:$32,764.80
Lease Year 4 July 1, 2022 – June 30, 2023	$ 399,075.22	July 1, 2022-December 31, 2022: $ 32,764.8 January 1, 2023-June 30, 2023: $33,747.74
Lease Year 5 July 1, 2023 – June 30, 2024	$ 411,047.46	July 1, 2023-December 31, 2023: $ 33,747.74 January 1, 2024-June 30, 2024: $ 34,760.17
Lease Year 6 July 1, 2024 – June 30, 2025	$ 423,378.88	July 1, 2024-December 31, 2024: $ 34,760.17 January 1, 2025-June 30, 2025: $ 35,802.98
Lease Year 7 July 1, 2025 – Dec. 31, 2015	$214,817.86	July 1, 2025-December 31, 2025: $35,802.98

Section 3.3 is hereby deleted in its entirety and replaced with the following:

Section 3.3     Payment of Operating Expenses and Taxes.

(a)         Commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Term, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share to reimburse Landlord for its Operating Expenses and Taxes, if any, concurrently with the monthly Base Rent payment. As of the Effective Date, Tenant’s Pro Rata Share of the Operating Expenses is $10/RSF, which the amount shall increase on January 1st of each Lease Year by an amount equal to the then current amount multiplied by three (3%) percent as set forth in the table below.

Lease Year	Annual Pro Rata Share of the Operating Expenses	Monthly Pro Rata Share of the Operating Expenses
Lease Year 1 July 1, 2019 – June 30, 2020	$ 83,554.80	July 1, 2019-December 31, 2019: $6,860.00 January 1, 2020-June 30, 2020: $7,065.80
Lease Year 2 July 1, 2020 – June 30, 2021	$ 86,061.44	July 1, 2020-December 31, 2020: $7,065.80 January 1, 2021-June 30, 2021: $7,277.77
Lease Year 3 July 1, 2021 – June 30, 2022	$ 88,643.29	July 1, 2021-December 31, 2021: $7,277.77 January 1, 2022-June 30, 2022: $7,496.11
Lease Year 4 July 1, 2022 – June 30, 2023	$ 91,302.59	July 1, 2022-December 31, 2022: $7,496.11 January 1, 2023-June 30, 2023: $7,720.99
Lease Year 5 July 1, 2023 – June 30, 2024	$ 94,041.66	July 1, 2023-December 31, 2023: $7,720.99 January 1, 2024-June 30, 2024: $7,952.62
Lease Year 6 July 1, 2024 – June 30, 2025	$ 96,862.91	July 1, 2024-December 31, 2024: $7,952.62 January 1, 2025-June 30, 2025: $8,191.20
Lease Year 7 July 1, 2025 – Dec. 31, 2015	$49,147.19	July 1, 2025-December 31, 2025: $8,191.20

(b)         For purposes of this Lease,

“Tenant’s Pro Rata Share” shall be Tenant’s share of Landlord’s Operating Expenses for the Property. a fraction, the numerator of which is the RSF of the Premises and the denominator of which is the RSF of the Landlord’s Premises, as the same may be re-determined any time RSF is added to or subtracted from the Landlord’s Premises as set forth herein. As of the date hereof, the RSF of the Landlord’s Premises for purposes of this calculation is 184,427 RSF. RSF shall be deemed added to the Landlord’s Premises for purposes of this calculation on the date Landlord determines that such RSF is ready to receive tenant improvements and is offered for rental to the public. Within thirty (30) days following written request from Tenant (but not more than once every twelve (12) months), Landlord shall certify to Tenant in writing as to the then RSF of the Landlord’s Premises. For purposes of determining the Tenant’s Pro Rata Share of the insurance for the Building, the numerator shall be the RSF of the Premises and the denominator shall be 184,427 RSF.

“Operating Expenses” shall mean all costs and expenses incurred or made by Landlord or charged to Landlord in connection with the Property or the operation and management thereof, exclusive of Taxes. Operating Expenses may include, without limitation: (i) costs of cleaning, security, janitorial service for the Common Areas, rubbish removal, heating, electricity, air conditioning, utilities, risers/shafts and cable maintenance, tempered water and water for customary lavatory use, window cleaning, and maintenance and repairs, maintenance of the grounds, sidewalks, access roads, sanitary sewer and related connections, equipment and fixtures, drainage, storm water management and related fixtures and equipment, and parking lots; (ii) service contracts or other agreements with independent contractors for any of the foregoing (including, but not limited to, fire alarm, security system, electric system, elevator, and heating, ventilation and air conditioning (“HVAC”) maintenance); (iii) management fees; (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance or security of the Property; (v) the cost of all Landlord’s insurance including, without limitation, casualty, liability and loss of rent insurance equal to eighteen (18) month’s rent for the gross rent roll (including Additional Rent), and the amount of any insurance deductibles; (vi) legal fees (excluding fees incurred in connection with enforcement action against an existing tenant or in negotiating a new lease); (vii) payments, other than Taxes, to the city and/or county in which the Landlord’s Premises is located and other agencies or governmental agencies including, but not limited to, water and sewer charges; (viii) fees and charges of any association, or special district affecting the Property; (ix) fees and charges, under any agreements affecting the Common Areas such as any reciprocal easement agreements, operation and maintenance agreements and park covenant and restriction agreements and the like; (x) all rent, additional rent, (including, without limitation, common area charges and capital reserve fund contributions) and all other charges payable under the Prime Lease or any other ground lease or other lease to which this Lease is subject; (xi) supplies; and (xii) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Landlord’s Premises or any part thereof.

The term “Operating Expenses” shall not include: (i) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation to the extent covered by Landlord’s insurance, but excluding any deductibles; (ii) any cost (such as electricity or overtime services) to the extent such costs are separately charged to and payable by Tenant hereunder; (iii) leasing commissions and expenses associated with procuring tenants, including, lease concessions, lease take-over obligations; (iv) interest on and amortization of debt; (v) interest and penalties for late payment of taxes; (vi) wages or salaries of employees of property or building manager; (vii) expenses resulting from any violation by Landlord of the terms of any ground or underlying lease or mortgage to which this Lease is subordinate; (viii) fines and penalties (to the extent not attributable to any act or omission of Tenant or its agents, employees or contractors) which, under this Lease, are the responsibility of Landlord; (ix) fees and costs associated with any refinancing of mortgage debt on the Property; and (x) any item for which reimbursement is actually made to Landlord from another source (e.g., insurance proceeds or payment from another tenant).

Notwithstanding anything to the contrary contained in this Lease, Landlord may, at its sole option, instead of using Tenant’s Pro Rata Share or sub-metering, allocate electricity, water and sewer, and gas used in the Common Areas to Tenant and other tenants of the Landlord’s Premises based upon Tenant’s and such other tenants’ consumption of electricity, water and sewer, and gas as reasonably determined by Landlord.

(c)        Tenant shall also pay (i) before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion, and (ii) Tenant shall also pay to Landlord the applicable state sales tax on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by applicable Legal Requirements (as hereinafter defined).

(g)        Sections 12.1 and 12.2 are hereby deleted and replaced with the following:

Section 12.1 Tenant shall carry and contractually cause and require that its contractors carry (at their sole expense from and after the date hereof and during the Term) the following insurance:

(a)           Property Insurance and Boiler & Machinery insurance (the latter is applicable if Tenant has any machinery or equipment on the Premises) with “Special Form” coverage, including earthquakes and flood insurance, insuring Tenant’s alterations and improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein (collectively, “Tenant’s Property”), such insurance coverage to be equal to the full replacement cost value (without deduction for depreciation) of Tenant’s Property, with wind and flood deductibles not exceeding the lesser of five percent (5%) of the total insured value (“TIV”) or $10,000;

(b)           Either as part of the above referenced property insurance or as a separate property insurance policy, business interruption insurance with “Special Form” coverage including the same perils in (a) above in an amount not less than the aggregate Base Rent and Additional Rent payable for the eighteen (18) month period immediately following the loss. The insurance required in this subsection shall designate Landlord as loss payee and shall be in the broadest form available covering loss of income;

(c)           Workers’ compensation, Employer’s Liability, and New York State Disability and Paid Family Leave insurance with coverage in statutory amounts covering all persons employed by Tenant, and other statutory forms of insurance for all persons who under applicable law shall be required to be covered;

(d)             Commercial general liability insurance written on the most recent edition of ISO form CG 00 01 or its equivalent for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) aggregate or Five Million Dollars ($5,000,000) per occurrence and aggregate during construction. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, Research Foundation for the State University of New York, State University of New York Downstate Medical Center, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord, and their respective employees, directors, officers, officials, members, and agents (“Additional Insureds”) as additional insureds for both ongoing and products/completed operations with coverage as broad as the most recent edition of ISO CG 20 10 and CG 20 37 or their equivalents under such policy. Such policy shall insure against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors. The additional insured coverage that applies to the Prime Landlord (currently New York City Economic Development Corporation), the City of New York and Prime Landlord’s building manager (if any) must be provided via a Designated Organization additional insured endorsement that specifically identifies each additional insured and shall not require privity of contract between the aforementioned additional insureds and the Tenant. The use of blanket additional endorsements which requires privity of contract with the Additional Insureds is prohibited. Tenant acknowledges that Landlord, Prime Landlord and the City are materially relying upon the content of most recent edition of ISO Form CG 00 01 or its equivalent if applicable to implement Landlord’s commercial general liability insurance requirements under this Section 12.1(b). Accordingly, Tenant agrees that non-standard exclusions and other modifications to the most recent edition of ISO Form CG 00 01 01 or to its equivalent if applicable regarding coverage for contractual liability, employer’s liability, and New York Labor Law are prohibited under the terms and conditions of this Section 12.1(b). The liability coverage shall (i) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (ii) contain cross liability endorsements or a severability of interest clause acceptable to Landlord; and (iii) specifically cover the liability assumed by Tenant under this Lease including, without limitation, Tenant’s indemnification obligations under this Lease; and

(e)           Pollution/Environmental Liability Insurance covering bodily injury, including death, and property damage, including loss of use of damaged property or use of property that has not been physically injured or destroyed, which in any event shall not be less than two million dollars ($2,000,000) per occurrence, unless otherwise approved in writing by Landlord, which limit(s) may be increased from time to time as reasonably required by Landlord based on the Tenant’s activities and decreased from time to time. Tenant shall name Landlord, Landlord’s mortgagee, the Prime Landlord, the City of New York, any manager of the Building and/or the Landlord’s Premises, and any other person designated by Landlord as additional insureds under such policy. Such insurance shall provide coverage for actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of pollutants (including, without limitation, any Hazardous Materials), including any loss, cost or expense incurred as a result of any cleanup of pollutants (including, without limitation, any Hazardous Materials) or in the investigation, settlement or defense of any claim, suit or proceeding against any of the Additional Insureds arising from the activities and operations under this Lease. The coverage for bodily injury and property damage and clean up shall apply to both on and off the Premises (including throughout the Terminal) exposures and shall include, without limitation, coverage for improper or inadequate: (i) environmental management practices; (ii) biological, chemical and radioactive materials handling and waste disposal; (iii) written emergency plans in the event of a chemical spill or release; (iv) training or supervision of staff who handle biological materials, chemicals and hazardous wastes; (v) storage of chemicals and Hazardous Materials; and (vi) loading, unloading, transportation, and/or off- site disposal of Hazardous Materials. Coverage must not exclude transportation (owned and non-owned vehicles) of the Hazardous Materials to and from the Premises and all related events which may occur in the Premises and/or elsewhere in the Terminal. Coverage must not exclude operations of basic lab support rooms (BSL 1), vector labs (BSL 2) and separate labs used for vectors and immunology (BSL 3) and BSL 4, vaccination bioscience research laboratories, and/or related product development center. If such coverage is written on a claims-made basis, such policy shall have a retroactive date preceding the effective date of this Lease, and continuous coverage shall be maintained, or an extended discovery period exercised, for a period of not less than three (3) years following the Expiration Date.

Notwithstanding the above Section 12.1(e), Tenant shall only be required to carry such Pollution/Environmental Liability Insurance upon the earlier of occupancy of or storage of chemicals and Hazardous Materials on the Premises.

(f)            Automobile Liability insurance, covering applicable owned, hired and non-owned vehicles, with limits as reasonably designated by Landlord from time to time, but in any event, with limits of not less than one million dollars ($1,000,000) combined single limit with respect to bodily injury, death and property damage per occurrence and adding the Additional Insureds as additional insureds on a primary and non-contributory basis.

(g)           All of Tenant’s insurance shall be with responsible companies qualified to do business in the State of New York, in good standing and holding a “general policy rating” of A- VIII or better, as set forth in the most current issue of Best Key Rating Guide, and shall be written on an occurrence basis (and not claims made). Landlord, Landlord’s mortgagee and any other person designated by Landlord shall be named as additional insureds with respect to all liability insurance policies.

(h)         Tenant must deposit with Landlord the following for such insurance at or before Tenant or its agents, employees or contractors enters the Premises for any purpose whatsoever, and thereafter within fifteen (15) days before the expiration of any such policies: (i) with respect to the insurance required under Section 12.1(a) and (b), an ACORD Form 28 with changes requested by Landlord or other form reasonably acceptable to Landlord; (ii) with respect to the insurance required under Section 12(c) and 12(f), a certificate of insurance in form reasonably acceptable to Landlord; and (iii) with respect to the insurance required under Section 12(d), (e), and (f), Tenant’s policy of insurance or certificates with endorsements evidencing additional insured coverage for the Additional Insureds has been added to Tenant’s policy in a form reasonably satisfactory to Landlord. All insurance shall provide that Landlord shall receive at least thirty (30) days prior written notice of cancellation or amendment to the same. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor.

(i)        All chemicals, molecules, laboratory data, computers, merchandise, furniture, fixtures and property which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part of the Premises is destroyed or damaged by fire, water or by the leaking or bursting of water pipes, or in any other manner, no part of such loss or damage will be charged to Landlord.

Section 12.2     Coverages. Landlord shall maintain during the Term, with solvent and responsible companies:

(a)       Building and Personal Property Coverage, with “Special Form” coverage for the Landlord’s Premises in an amount equal to the full replacement value of the Landlord’s Premises along with, at Landlord’s option, loss of rents insurance for up to eighteen (18) months of Rent; and

(b)       commercial general liability insurance covering injuries occurring at the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000) per occurrence.

(c)       The cost of all insurance coverage provided to Landlord shall be an Operating Expense and subject to reimbursement in connection with Tenant’s Pro Rata Share. All such insurance and all other insurance required by this Lease shall satisfy all requirements for insurance under the Prime Lease and any Mortgage. With respect to the insurance to be carried by Tenant hereunder, to the extent that the Prime Lease, Mortgage or Landlord in its commercially reasonable discretion requires higher limits, additional insurance, additional coverages or additional insureds or otherwise imposes requirements in addition to or more onerous than the requirements set forth herein, then Tenant, on behalf of and at the expense of Tenant, shall obtain insurance satisfying all such additional or more onerous requirements.

(i)          The content of Article XIII is hereby deleted in its entirety and replaced with “INTENTIONALLY DELETED”.

(j)          Section 21.1 is hereby deleted and replaced with the following:

Subordination. This Lease is and shall be subject and subordinate to (i) the City Lease, (ii) the Prime Lease and (iii) all Mortgages held by Landlord and Prime Landlord. The subordination in this Section 21.1 is self-executing and no further instrument shall be required to establish the subordination set forth herein. In addition, this Lease is and shall be subject and subordinate to any other existing underlying leases affecting the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof. If any Mortgagee requests an SNDA from Tenant, then Tenant shall execute and deliver to Mortgagee such Mortgagee’s form of SNDA in recordable form within twenty (20) days of such request.

(k)	Section 23.1 is modified to add the following after the last sentence:

Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Landlord may, in its sole discretion, require Tenant to remove the improvements installed in connection with Tenant’s Work. If Landlord elects to require some or all of Tenant’s Work to be removed, Tenant shall cause such removal and restoration to condition on the date hereof or better to occur at Tenant’s expense promptly upon the early termination or expiration of this Lease or Landlord shall remove or cause to be removed Tenant’s Work at Tenant’s expense.

(l)	The first sentence of Section 27.1 is hereby deleted and replaced with the following:

“Tenant has deposited with Landlord a sum of Twenty Thousand Eight Hundred Seventy-One and 53/100 ($20,871.53) Dollars as additional security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.”

(m)          The content of Article XXXIX is hereby deleted in its entirety and replaced with “INTENTIONALLY DELETED”.

2.           Landlord’s Work. Tenant acknowledges that Landlord’s Work has been completed.

3.          Ratification. Except as expressly set forth in this Second Lease Amendment, the terms and conditions of the Lease are hereby ratified and reaffirmed and shall continue in full force and effect without any change or modification and shall apply for the balance of the Lease Term.

4.           Broker. Tenant hereby represents and warrants to Landlord that it has not dealt with any broker in connection with this Second Lease Amendment, and there are no brokerage fees or commissions payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker.

5.        Examination of Second Lease Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6.         Definitions. Except as otherwise provided herein, the capitalized terms used in this Second Lease Amendment shall have the definitions set forth in the Lease.

7.          Reservation of Rights; No Waiver. By executing this Second Lease Amendment, Landlord does not waive its right to assert (a) any events or conditions that would constitute defaults under the Lease, or (b) any monetary or other obligations owed by Tenant to Landlord under the Lease. Landlord expressly reserves and does not waive any rights under the Lease, at law, and in equity. Acceptance by Landlord of any partial performance, including without limitation partial performance of any unpaid obligations under the Lease, by Tenant is and will be without prejudice to the rights and remedies of Landlord under the Lease, at law and in equity.

8.          Incorporation. This Second Lease Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

9.          Conflict. In the event of any conflict between the provisions of the First Lease Amendment and the Second Lease Amendment, the provisions of this Second Lease Amendment shall control.

10.        Effective Upon Execution. This Lease is transmitted for examination only and does not constitute an offer to Lease. This Lease shall become effective only upon execution hereof by the Parties and delivery by Landlord to Tenant of an executed Lease.

11.       Entire Agreement. This instrument contains the entire and only agreement between the Parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

12.         Amendments. This Lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both Parties.

13.        Counterparts. This Lease may be executed in one or more counterparts, each one of which shall be deemed an original. E-mail (PDF attachment) and facsimile signatures shall also be sufficient to bind the Parties.

14.         Invalidity of Certain Provisions. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Second Lease Amendment to be executed on the day and year first above written.

LANDLORD:

BIOBAT, INC., a New York Not-for-Profit corporation

By:	/s/ Eva Cramer
Name:	Eva Cramer
Title:	President

TENANT:

BROOKLYN IMMUNOTHERAPEUTICS LLC, a Delaware limited liability company

By:	/s/ Mark Leuchtenberger
Name:	Mark Leuchtenberger
Title:	Interim President and CEO

Signature Page to Second Amendment to Lease Agreement

EXHIBIT A
TO
SECOND AMENDMENT TO LEASE AGREEMENT

EXHIBIT A

EXHIBIT B

EXHIBIT D-1

WORK LETTER

[Tenant’s contractor or architect should review to make sure time periods and other requirements are workable.]

THIS  WORK LETTER dated _____________, 2019 (this “Work Letter”) is made and entered into by and between Landlord and Tenant, and is attached to and made a part of the Lease Agreement dated _____________, 2019 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

1.	General Requirements.

(a)      Landlord’s Authorized Representative. Landlord designates _____________ and _____________ (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Neither Landlord nor Landlord’s Representative shall be authorized to direct Landlord’s contractors in the performance of Tenant’s Work (as hereinafter defined).

(b)     Tenant’s Authorized Representative. Tenant designates _____________ and _____________ (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Tenant’s Representative shall be the sole persons authorized to direct Tenant’s contractors in the performance of Tenant’s Work.

(c)        Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) ________________ shall be the general contractor for Tenant’s Work, (ii) ________________ shall be the architect (the “TI Architect”) for Tenant’s Work, and (iii) any subcontractors for Tenant’s Work shall be selected by Tenant, but approved in writing by Landlord prior to being engaged to perform Tenant’s Work.

2.	Tenant Improvements.

(a)       Tenant’s Work Defined. As used herein, “Tenant’s Work” shall mean all improvements to the Premises as shown on the Construction Drawings, as defined in Section 2(c) below. Tenant’s Work shall include the oversight of the installation of furniture, benches, equipment, clean rooms and all other improvements required by Tenant to use the Premises. Other than as expressly provided herein or in the Lease, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. Tenant shall be responsible for all costs associated with Tenant’s Work in accordance with Section 8 hereof.

(b)       Tenant’s Space Plans. Tenant shall deliver to Landlord and the TI Architect schematic drawings and outline specifications (the “Space Plans”) detailing Tenant’s plans for completing Tenant’s Work within 30 days of the date hereof. Not more than 15 days thereafter, Landlord shall deliver to Tenant the reasonable written objections, questions or comments of Landlord and the TI Architect with regard to the Space Plans. Tenant shall cause the Space Plans to be revised to address such reasonable written comments and shall resubmit said drawings to Landlord for approval within 15 days thereafter. Such process shall continue until Landlord has approved the Space Plans in its sole discretion.

(c)       Working Drawings. Not later than 14 business days following the approval of the Space Plans, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for Tenant’s Work (“Construction Drawings”), which Tenant’s Work shall be prepared substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the Construction Drawings reflect Tenant’s requirements for Tenant’s Work. Landlord shall deliver its written comments on the Construction Drawings to Tenant not later than 14 business days after Landlord’s receipt of the same. Tenant shall cause the Construction Drawings to be revised to address such reasonable written comments and shall resubmit said drawings to Landlord for approval within 14 business days thereafter. Such process shall continue until Landlord has approved the Construction Drawings in its sole discretion.. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not modify the Construction Drawings except as may be reasonably required.

(d)       Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the Construction Drawings must be completed and approved not later than [__Outside Date  for Construction Start]. Upon any dispute regarding the design of Tenant’s Work, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Landlord may make the final decision regarding the design of Tenant’s Work. Any changes to the Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.	Performance of Tenant’s Work.

(a)       Mechanic’s Liens. Tenant shall comply with Section 8.4 of the Lease at all times during the construction of Tenant’s Work.

(b)      Commencement and Permitting. Tenant shall commence construction of Tenant’s Work upon obtaining a building permit (the “TI Permit”) authorizing the construction of Tenant’s Work consistent with the Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable by Tenant. Landlord shall cooperate with Tenant as may be reasonably necessary for Tenant to obtain the TI Permit. If any Governmental Authority having jurisdiction over the construction of Tenant’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s or Tenant’s obligations hereunder, (ii) materially increase the cost of constructing Tenant’s Work, or (iii) will materially delay the construction of Tenant’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c)      Completion of Tenant’s Work. Tenant shall substantially complete or cause to be substantially completed Tenant’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises and with a certificate or temporary certificate of occupancy (or an equivalent approval having been issued) for the Premises permitting lawful occupancy of the Premises (but specifically excluding any permits, licenses or other governmental approvals required to be obtained in connection with Tenant’s operations in the Premises) (“Substantial Completion” or “Substantially Complete”). For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply  with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Tenant’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Tenant’s Work.

(d)      Selection of Materials. Where more than one type of material or structure is indicated on the Construction Drawings approved by Landlord, the option will be selected at Tenant’s reasonable discretion. As to all building materials and equipment that Tenant is obligated to supply under this Work Letter, Tenant shall select the manufacturer thereof in its reasonable discretion, unless a specific manufacturer has been identified during the design process.

(e)      Delivery of the Premises. When Tenant’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall constitute a waiver  of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Tenant’s Work with Applicable Laws, or (iii) any claim that Tenant’s Work was not completed substantially in accordance with the Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) or (iv) any latent defect (collectively, a “Construction Defect”). Tenant shall immediately notify Landlord of any Construction Defect, and shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days after such notice. Tenant shall be responsible for remedying any Construction Defect at its sole cost and expense.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Landlord, Tenant shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment. Tenant shall promptly undertake and complete, or cause to be completed, all punch list items within ninety (90) days of Substantial Completion.

4.       Changes. Any changes requested by Tenant to Tenant’s Work after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

(a)      Tenant’s Request For Changes. If Tenant shall request changes to Tenant’s Work (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Each Change Request shall also include an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred in connection with such Change Request. Such Change Request must be signed by Tenant’s Representative. Landlord shall respond to any Change Request within 10 business days following receipt thereof by either approving, denying or requesting more information relating to the Change Request, each in Landlord’s sole and absolute discretion.

(b)       Landlord’s Request For Changes. Once the Space Plans or Construction Drawings have been approved by Landlord, Landlord shall be permitted to make any Changes that, Landlord’s reasonable discretion, are necessary or required to maintain the structural integrity of the Building, compliance with any Applicable Laws or to remain in compliance with the City Lease.

5.	Costs.

(a)       Budget For Tenant Improvements. Before the commencement of construction of Tenant’s Work, Tenant shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of Tenant’s Work (the “Budget”). Landlord shall have the right to review and approve or make comments to the Budget. If the Landlord-approved Budget is greater than the TI Letter of Credit, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of Tenant’s Work or Changes, for disbursement by Landlord as described in Section 5(d).

(b)      TI Letter of Credit. Tenant shall provide to Landlord a Letter of Credit (the “TI Letter of Credit”) in the amount of [________________]. The TI Letter of Credit shall be held by Landlord as additional security for Tenant’s performance hereunder and may be used by Landlord upon and after any default hereunder by Tenant or an Event of Default (as defined in the Lease) to either (i) cause Tenant’s Work to be completed or (ii) cause the removal of all improvements made in connection with Tenant’s Work to return the Premises to the condition it was in when it was delivered by Landlord to Tenant. The TI Letter of Credit shall be returned to Tenant upon the Substantial Completion of Tenant’s Work.

6.	Tenant Access.

(a)       No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Tenant’s Work, nor with any inspections or issuance of final approvals by applicable governmental authorities.

(b)       Acceptance of Premises. Tenant acknowledges and agrees that it has accepted the Premises as of the Commencement Date (as defined in the Lease) subject to Landlord’s right to inspect the Premises at reasonable times to inspect the progress of Tenant’s Work prior to substantial completion. Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party during such inspections.

7.	Miscellaneous.

(a)      Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)       Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

8.       Costs. Notwithstanding anything else set forth herein or in the Lease to the contrary, Tenant acknowledges and agrees to be solely responsible for all costs associated with obtaining the Space Plans and Construction Drawings and for all costs and expenses associated with the completion of Tenant’s Work, including, without limitation, all costs and expenses incurred by Landlord in connection with any of the foregoing.

Execution Copy

EXHIBIT B

The Premises, outlined below, is located on the 2d floor of the southwest portion of the Building.

ARCHITECTS

Brooklyn

1 SECOND LEVEL FLOOR PLAN

2 SECTION VIEW

KEY NOTES -

GENERAL NOTES

LEGEND

IRX/BITX EXPANSION

SECOND LEVEL-EXPANSION

A-101.00

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